UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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HOOKER FURNITURE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Hooker Furniture Corporation
440 East Commonwealth Boulevard
Martinsville, Virginia  24112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 4, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) will be held at the Company’s Corporate Office at 440 East Commonwealth Boulevard, Martinsville, Virginia, on Thursday, June 4, 2015, at 1:00 p.m., for the following purposes:

▪	To elect as directors the six nominees named in the attached proxy statement to serve a one-year term on the Company’s Board of Directors;

▪	To approve the 2015 amendment and restatement of the Hooker Furniture Corporation Stock Incentive Plan;

▪	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016;

▪	To cast an advisory vote to approve the Company’s executive compensation as disclosed in the attached proxy statement; and

▪	To transact such other business as may properly be brought before the meeting or any adjournment of the meeting.

The shareholders of record of the Company’s Common Stock at the close of business on April 13, 2015 are entitled to notice of and to vote at this Annual Meeting or any adjournment of the meeting.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that you may be certain that your shares are represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time before the voting of the proxy.

By Order of the Board of Directors, Robert W. Sherwood Secretary

May 1, 2015

Hooker Furniture Corporation
440 East Commonwealth Boulevard
Martinsville, Virginia  24112

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2015

The enclosed proxy is solicited by and on behalf of the Board of Directors of Hooker Furniture Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, June 4, 2015, at 1:00 p.m., at the Company’s Corporate Office at 440 East Commonwealth Boulevard, Martinsville, Virginia, and any adjournment of the meeting. The matters to be considered and acted upon at the meeting are described in the notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about May 1, 2015 to all holders of record on April 13, 2015 of the Company’s common stock, no par value (the “Common Stock”). Shares of the Common Stock represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by that shareholder at any time before the voting of the proxy by:

▪	delivering a written notice to the Secretary of the Company;

▪	executing and delivering a later-dated proxy; or

▪	attending the meeting and voting in person.

The cost of preparing, assembling and mailing the proxy, this proxy statement, and any other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies by telephone or personal interview. The Company also will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on June 4, 2015

The proxy statement and annual report to shareholders are available at:

http://tinyurl.com/hoftproxy2015 or
http://www.astproxyportal.com/ast/25490

Voting Rights

On April 13, 2015, the record date for the Annual Meeting, there were 10,811,165 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder of that share to one vote.

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, broker shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

In the election of directors, the six nominees receiving the greatest number of votes cast in the election of directors will be elected. Votes that are withheld and broker shares that are not voted in the election of directors are not considered votes cast on the election of directors and, therefore, will have no effect on the election of directors.

Actions on all other matters to come before the meeting, including approval of the Company’s amended and restated stock incentive plan, ratification of the selection of the Company’s independent registered public accounting firm and the advisory vote on executive compensation, will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and broker shares that are not voted on a matter are not considered cast either for or against that matter and, therefore, will have no effect on the outcome of that matter.

The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted

▪	“FOR” the election of the six director nominees listed on the proxy card;

▪	“FOR” the approval of the 2015 amendment and restatement of the Hooker Furniture Corporation Stock Incentive Plan;

▪	“FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016;

▪	“FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

▪	In the discretion of the persons named in the proxies upon any other matter(s) that may properly come before the meeting or any adjournment of the meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Company proposes the election of Paul B. Toms, Jr., W. Christopher Beeler, Jr., John L. Gregory, III, E. Larry Ryder, David G. Sweet and Henry G. Williamson, Jr. to hold office until the next Annual Meeting of Shareholders is held and their successors are elected. Each director nominee has consented to being named as a nominee for election at the Annual Meeting. The Board of Directors of the Company presently consists of seven directors whose terms expire at the time of the 2015 Annual Meeting upon election of their successors. Mark F. Schreiber, a director since 2004, is not standing for election. Consequently, as of immediately prior to the 2015 Annual Meeting, the Company’s board has fixed the number of directors at six (6) directors.

The shares represented by proxies will be voted as specified by the shareholder. If the shareholder returns a properly executed proxy card but does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card. If any nominee should not continue to be available for election, the shares represented by those proxies will be voted for the election of such other person as the Board of Directors may recommend. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees named below will be unable or unwilling to serve.  Information regarding each nominee follows.

Paul B. Toms, Jr., 60, has been a director since 1993. Mr. Toms has been Chairman and Chief Executive Officer since December 2000 and also served as President from November 2006 until August 2011. Mr. Toms was President and Chief Operating Officer from December 1999 to December 2000, Executive Vice President-Marketing from 1994 to December 1999, Senior Vice President-Sales & Marketing from 1993 to 1994, and Vice President-Sales from 1987 to 1993. Mr. Toms joined the Company in 1983. His long tenure with the Company in senior and executive management roles and his position as the Company’s Chief Executive Officer uniquely qualify him to serve as a director of the Company.

W. Christopher Beeler, Jr., 63, has been a director since 1993 and has served as lead director since April 2011. He has been a director of Virginia Mirror Company, Inc. and Virginia Glass Products Corporation, both of which manufacture and fabricate architectural glass products, since 1986 and Chairman since 2000. He also served as President of those companies from 1988 until August 2011 and as CEO of those companies from 1997 until August 2011. In addition, he served on the board of directors and as a member of the audit committee of BB&T of Virginia (a wholly owned subsidiary of BB&T Corporation) from 1999-2006 and is a certified public accountant licensed in the Commonwealth of Virginia. Mr. Beeler is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Beeler’s executive experience, which encompasses traditional corporate management functions such as accounting, treasury and cash management, sales, information technology, manufacturing, distribution, and human resources, as well as short-range and long-range planning, complements Mr. Toms’ experience and well qualifies him to serve as a director and as lead director of the Company.

John L. Gregory, III, 67, has been a director since 1988. He is a shareholder, officer and director of the law firm of Young, Haskins, Mann, Gregory, McGarry & Wall, P.C. Mr. Gregory is a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee. The knowledge and experience Mr. Gregory has gained from his 25 years of experience as a director with the Company and his 40 years of experience as an attorney well qualify him to serve as a director of the Company.

E. Larry Ryder, 67, has been a director since February 1, 2011. Mr. Ryder retired as Executive Vice President – Finance and Administration and Chief Financial Officer of the Company in January 2011, with 34 years of experience in that and other senior management roles with the Company. Mr. Ryder is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. His familiarity with the Company’s strategy, operations, personnel and prior board deliberations, along with his extensive knowledge of the home furnishings industry and the investment community, well qualify him to serve as a director of the Company.

David G. Sweet, 68, has been a director since 2006. He is the retired Vice President of The North Face, a designer and marketer of outdoor apparel and a division of VF Corporation. He held that position from 2002 until his retirement in December 2004. He served as Vice President of VF Outdoor – Europe from 2000 to 2002. Before 2000, Mr. Sweet held various management positions during his career with VF Corporation. Mr. Sweet serves as chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee.  His 26 years of senior management experience at VF Corporation, including his operations experience in supply chain management, product sourcing and distribution, well qualifies him to serve as a director of the Company.

Henry G. Williamson, Jr., 67, has been a director since 2004. He is the retired Chief Operating Officer of BB&T Corporation and Branch Banking and Trust Company of North Carolina, South Carolina and Virginia. He held that position from 1989 until his retirement in June 2004. Mr. Williamson is also the Vice President and Chairman of the Board of Williamson Media Corporation, which is involved in web-based commerce. Mr. Williamson is Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. His executive management experience at a large publicly traded company, including his financial oversight responsibilities, and his extensive knowledge of finance and banking well qualify him to serve as a director of the Company.

CORPORATE GOVERNANCE

The Board of Directors is currently comprised of:

▪	the Chairman of the Board of Directors, who also serves as the Company’s Chief Executive Officer, and

▪	six independent directors, as determined by the Nominating and Corporate Governance Committee.

One of the Company’s independent directors serves as lead director.

The Nominating and Corporate Governance Committee regularly reviews the appropriateness of the combined position of Chairman of the Board and the Company’s principal executive officer. The Committee believes that it is in the best interests of the Company and its shareholders for the Board to continue to combine the roles of Chairman and Chief Executive Officer due to the depth of knowledge, experience and expertise of the Company’s current Chairman and Chief Executive Officer.  The Committee believes combining these two roles creates a single focal point for Company leadership and projects a clear sense of direction to shareholders and employees within an industry that is in the midst of rapid change. The Committee will continue to regularly review the appropriateness of this combined role.

Beginning in 2011 the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that it is in the best interests of the Company and its shareholders to designate a lead director. Since 2011, the Board’s independent directors have designated W. Christopher Beeler to serve as lead director. The Board believes having a lead director, among other things, allows Mr. Toms to more freely focus on the Company’s strategy, business and operations, while preserving the benefits of having a single focal point for Company leadership in his current combined role of Chairman and Chief Executive Officer. The lead director’s duties include presiding over executive sessions of the Company’s independent directors, facilitating information flow and communication among the directors, serving as a point of contact between the independent directors and the Chairman and CEO and performing other duties as requested by the Board. Also beginning in 2011, upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined that it is in the best interests of the Company and its shareholders that all independent directors serve on all committees of the Board.  The Board believes, based on the relatively small size of the Board this “Committees of the Whole” approach is more efficient, since all independent directors have input into committee actions and that the need for committees reporting at Board meetings is greatly reduced.

The Board has established a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee. The Board of Directors held four meetings during the fiscal year ended February 1, 2015 (“fiscal 2015”). The Compensation Committee met three times, the Audit Committee and the Nominating and Corporate Governance Committee each met four times in fiscal 2015. Each incumbent director attended 100% of the total fiscal 2015 Board meetings and committee meetings held during the period that he was a member of the Board or those committees. The Board of Directors has determined that each of the following directors is independent as defined by applicable NASDAQ listing standards: W. Christopher Beeler, Jr., John L. Gregory, III, E. Larry Ryder, Mark F. Schreiber, David G. Sweet and Henry G. Williamson, Jr. The independent directors meet in executive session, at which only independent directors are present, at each Board meeting.  It is the Company’s policy that each of the directors is expected to attend the Company’s Annual Meetings. All of the Company’s directors attended the 2014 Annual Meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which consists of all of the Board’s independent directors, with Mr. Sweet serving as its Chairman:

▪	identifies individuals qualified to become Board members;

▪	selects, or recommends that the Board select, nominees to the Board and each committee;

▪	assists the Board with respect to corporate governance matters applicable to the Company; and

▪	assists the Board in senior management succession planning.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on the Company’s Web site at www.hookerfurniture.com. The Board of Directors has determined that each member of the Committee is independent as defined by applicable NASDAQ listing standards.

The Nominating and Corporate Governance Committee is responsible for:

▪	evaluating and making recommendations to the Board regarding the size and composition of the Board;

▪	developing and recommending criteria for the selection of individuals to be considered as candidates for election to the Board; and

▪	identifying, investigating and recommending prospective director candidates.

Candidates for director nominees will be assessed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. The Committee has not established a set of specific, minimum qualifications for director candidates, but in conducting its assessment, the Committee will consider such factors as it deems appropriate given the current needs of the Board and the Company. In general, the Committee seeks candidates who:

▪	possess a reputation for adhering to the highest ethical standards and have demonstrated competence, integrity, and respect for others;

▪	have demonstrated excellence in leadership, judgment and character;

▪	have diverse business backgrounds, with a wide range of relevant education, skills and professional experience that will complement and enhance the Company’s business and strategy; and

▪	have the time to devote to Board and Committee service and are free of potential conflicts of interest.

While the Board has no formal policy regarding diversity, the Committee considers the diversity of the Board when identifying nominees for director. Such diversity may include a variety of different personal, business and professional experiences, as well as a variety of opinions, perspectives, backgrounds and other characteristics.

In the case of incumbent directors, the Committee will review each director’s overall service to the Company during his or her term in deciding whether to re-nominate the director.

The Committee also facilitates the Board’s annual self-assessment and is responsible for recommending director compensation to the Board of Directors.

Procedures for Shareholder Recommendations of Director Nominees

The Committee will consider a director candidate recommended by a shareholder of record for election at the 2016 Annual Meeting if, in addition to meeting other applicable requirements, the shareholder submits the recommendation in writing to the Secretary of the Company in accordance with the procedures for the nomination of directors in the Company’s bylaws (including Article III, Section 3 of the bylaws) and it is received at the Company’s principal executive offices on or before January 2, 2016. The recommendation must include the candidate’s name and address, a description of the candidate’s qualifications for serving as a director and the following information:

▪	the name and address of the shareholder making the recommendation;

▪
a representation that the shareholder is a record holder of the Company’s Common Stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons recommended;

▪
a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

▪
information regarding the director candidate that would be required to be included in a proxy statement filed under the proxy rules of the United States Securities and Exchange Commission (“SEC”), if the candidate were to be nominated by the Board of Directors;

▪	information concerning the director candidate’s independence as defined by applicable SEC rules and NASDAQ listing standards; and

▪	the consent of the director candidate to serve as a director of the Company if nominated and elected.

The Nominating and Corporate Governance Committee may refuse to consider the recommendation of any person not made in compliance with this procedure.

Compensation Committee

The Compensation Committee consists of all of the Board’s independent directors, and Mr. Schreiber currently serves as its Chairman. The Board will name a replacement Chairman at its meetings to be held in connection with the 2015 Annual Meeting. The Committee reviews and makes determinations with regard to the compensation for the Company’s executives, including the Chief Executive Officer, the Chief Financial Officer and each of the Company’s other executive officers.

The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by applicable NASDAQ listing standards.

The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s Web site at www.hookerfurniture.com. The charter delegates to the Committee a number of specific responsibilities for establishing, reviewing, approving, monitoring and administering executive compensation.  In addition, the charter requires that each member of the Compensation Committee be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each Committee member meet applicable NASDAQ director independence requirements.  The Report of the Compensation Committee can be found on page 11.  Under the terms of its charter, the Committee may delegate any of its duties or responsibilities to subcommittees of the Committee and under the terms of the Company’s 2010 amended and restated Stock Incentive Plan (the “2010 Stock Incentive Plan”) and the proposed 2015 amendment and restatement of the plan, as further described in Proposal Two at page 34 (the “2015 Stock Incentive Plan).  In addition, the Committee may delegate to Company officers certain administrative responsibilities relating to the 2010 Stock Incentive Plan and the proposed 2015 Stock Incentive Plan.

The Committee has the authority, without any further approval from the Board, to retain advisers, as it deems appropriate, including compensation consultants.  In retaining an adviser, the Committee has sole authority to approve the adviser’s fees and other retention terms, and has the sole authority to terminate the adviser.

The Committee has directly engaged Mercer (U.S.) Inc. as its external compensation consultant. Mercer reports to and receives direction directly from the Committee, and a representative of Mercer attends meetings of the Compensation Committee as its advisor when requested by the Committee. In prior fiscal years, Mercer has provided the Committee with third-party survey information for use in setting short- and long-term compensation levels, perspective on emerging compensation issues and trends, and expertise in incentive compensation structure, terms and design. The Committee did not engage Mercer to provide such services for fiscal year 2015, but the Committee did consider compensation comparability data for companies in the peer group that Mercer helped the Committee select in a prior fiscal year. In addition, Mercer provides record keeping and actuarial services in connection with the Company’s Supplemental Retirement Income Plan, but does not advise the Company on the design or operation of the plan. In its consideration of retaining Mercer to serve as the Committee’s compensation advisor, the Committee annually evaluates Mercer’s independence from Company management and any conflicts of interest, including the fact that Mercer provides certain record keeping services to the Company. The Committee evaluated the fees paid by the Company to Mercer as a percentage of Mercer’s total revenue and Mercer’s policies and procedures to prevent conflicts of interest, and confirmed that Mercer has no business or personal relationship with a member of the Committee, does not own any stock of the Company, and has no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that Mercer is independent of the Committee and of Company management and has no conflicts of interest in its performance of services to the Committee.

The Committee typically meets three to four times each year.  During the 2015 fiscal year, it met three times.  The Committee invites the Chief Executive Officer and the Chief Financial Officer to attend meetings when the Committee considers their input relevant or necessary when evaluating compensation proposals.  A portion of each meeting is generally held in executive session, as the Committee deems appropriate.  The Chief Executive Officer and the Chief Financial Officer do not attend these executive sessions.  The Chairman of the Committee annually reviews the Chief Executive Officer’s compensation with the Board in executive session of independent directors only.

The Chief Executive Officer makes recommendations to the Committee concerning compensation for the other executive officers of the Company.  Decisions regarding compensation for employees other than the executive officers are made by the Chief Executive Officer in consultation with other members of senior management.  Management assists the Committee in administering various elements of the Company’s executive compensation program.  The Compensation Committee has unrestricted access to management and may request the participation of management in any discussion of a particular subject at any meeting.  During fiscal 2015, management provided the Committee with recommendations regarding executive officer compensation, as discussed further in Compensation Discussion and Analysis on page 12.

Audit Committee

The Audit Committee consists of all of the Board’s independent directors, and Mr. Williamson serves as its Chairman. The Committee:

▪	approves the appointment of an independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting;

▪	reviews and approves the scope, purpose and type of audit and non-audit services to be performed by the independent registered public accounting firm;

▪	approves the appointment of the Company’s internal audit service provider, McGladrey, LLP; and

▪	oversees the accounting and financial reporting processes of the Company and the integrated audit of the Company’s annual financial statements and internal control over financial reporting.

The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s Web site at www.hookerfurniture.com. The Board of Directors has determined that each member of the Audit Committee is independent as defined by applicable SEC rules and NASDAQ listing standards. The Company’s Board of Directors has determined that each of Messrs. Williamson, Beeler and Ryder is an “audit committee financial expert” for purposes of the SEC’s rules. The Report of the Audit Committee can be found on page 11.

The Company’s Audit Committee is responsible under its charter for reviewing and approving any related party transactions. For this purpose a “related party transaction” includes any transaction, arrangement or relationship involving the Company in which an executive officer, director, director nominee or 5% shareholder of the Company, or their immediate family members, has a direct or indirect material interest that would be required to be disclosed in the Company’s proxy statement under applicable rules of the SEC.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees and directors, including the principal executive officer, principal financial officer and principal accounting officer.  A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.hookerfurniture.com. Amendments of and waivers from the Company’s Code of Business Conduct and Ethics will be posted to the website when permitted by applicable SEC and NASDAQ rules and regulations.

The Role of the Board of Directors in Risk Oversight

The Board of Directors, or an appropriate committee of the Board of Directors, provides oversight for Company-wide risk management and performs the Board’s oversight role in many different ways, including by:

▪	reviewing and approving the Company’s annual operating and capital budgets;

▪	reviewing the Company’s quarterly and year-to-date operating results and discussing those results with senior management;

▪	reviewing management’s quarterly risk assessment reports;

▪	reviewing management and internal audit reports regarding the Company’s internal control over financial reporting; and

▪	reviewing reports regarding the Company’s internal control over financial reporting from its independent registered public accounting firm.

The Audit Committee meets in executive session with the Company’s independent auditors to discuss topics related to the Company’s financial reporting and internal control. Additionally, the Nominating and Corporate Governance Committee and the Compensation Committee meet periodically to address governance and compensation issues, including compensation-related risks. The committees have the authority to utilize outside advisors and experts when needed. In his combined role as Chairman and Chief Executive Officer, Mr. Toms’ membership on the Board gives the Board valuable insight into the Company’s operations and risks. His unique depth of knowledge, experience and expertise give the Board a more complete and holistic view of the risks the Company faces. The independent members of the Board also engage in discussions regarding risk management in executive session without the participation of the Chairman and Chief Executive Officer.

Director Compensation

The Nominating and Corporate Governance Committee is responsible for recommending director compensation to the Board of Directors. Non-employee directors are compensated based on their term of service, which typically begins with the election of directors at the Company’s Annual Meeting and which is referred to as a “service year.” In 2011, the Company adopted a “Committees of the Whole” approach to corporate governance, in which all independent directors serve on all committees.

In 2014, the Committee analyzed total director compensation of the Company’s peer group to determine how the level of such compensation compares with that of peer companies. The Committee also considered that any increase in the cash portion of its compensation would increase its annual incentive award under the Company’s stock plan. Based on this review, the Committee determined that the annual retainer for directors should be increased from $20,000 to $25,000, with a commensurate increase in the related equity component.  The annual retainer had been $20,000 since January 2008.

The non-employee director compensation arrangements discussed below were recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

For the 2014-2015 service year non-employee directors received the following cash fees, paid in June 2014:

▪	an annual retainer of $25,000; plus

▪	$8,500 for serving on the Audit Committee and $4,000 for serving on each of the Compensation Committee and Nominating and Corporate Governance Committee; and

▪	an additional $5,000, $4,000 and $3,000, for the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

Mr. Beeler received an additional $5,000 for his service as lead director.

All non-employee directors also receive annual grants of restricted stock under the Company’s 2010 Stock Incentive Plan. The number of shares of restricted stock awarded to each non-employee director is determined by dividing fifty percent of the total cash fees payable to that director for a service year by the fair market value (as defined in the 2010 Stock Incentive Plan) of the Company’s Common Stock on the award date and rounding to the nearest whole share. The restricted stock becomes fully vested, and the restrictions applicable to the restricted stock lapse, on:

▪	the third anniversary of the grant date if the non-employee director remains on the Board to that date; or

▪	if earlier, when the director dies or is disabled, the Annual Meeting following the director’s attainment of age 75, or a change in control of the Company.

Directors are prohibited from engaging in certain types of transactions related to the Company’s Common Stock, including transactions in derivative securities, hedging transactions, using margin accounts and pledging shares as collateral.

Directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings or performing their duties as directors. Mr. Toms receives no compensation for serving on the Board of Directors or for attending Board or committee meetings other than reimbursement for expenses.

The following table sets forth non-employee director compensation paid for fiscal year 2015.

Non-Employee Director Compensation

Name	Cash Fees (1)	Stock Awards(2)	All Other Compensation(3)	Total
W. Christopher Beeler, Jr.	$46,500	$23,250	$1,971	$71,721
John L. Gregory, III	41,500	20,750	1,759	64,009
E. Larry Ryder	41,500	20,750	1,130	63,380
Mark F. Schreiber	45,500	22,750	1,904	70,154
David G. Sweet	44,500	22,250	1,878	68,628
Henry G. Williamson, Jr.	46,500	23,250	1,971	71,721

(1) Includes annual retainer fee, committee membership fees, committee chair fees and lead director fee paid to each director in June 2014, as described in greater detail above.
(2) These amounts are the aggregate grant date fair value of shares of restricted stock awarded to each non-employee director on June 10, 2014 under the Company’s 2010 Stock Incentive Plan. Fair value is determined in accordance with stock-based compensation accounting standards (Topic 718 of the Accounting Standards Codification). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of assumptions used in calculating award values, refer to note 11 of the Company’s consolidated financial statements included in the Company’s 2015 Annual Report on Form 10-K.
(3) This column shows the aggregate dividends paid to each non-employee director during the fiscal year ended February 1, 2015 with respect to his unvested shares of restricted stock. The non-employee directors held the following number of shares of unvested restricted stock as of February 1, 2015: W. Christopher Beeler, Jr., 4,765; John L. Gregory, III, 4,209; E. Larry Ryder, 2,898; Mark F. Schreiber, 4,654; David G. Sweet, 4,543; Henry G. Williamson, Jr., 4,765.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements for the fiscal year ended February 1, 2015 with management, including a discussion of the quality and acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on conformity of those audited financial statements with U.S. generally accepted accounting principles, the firm’s judgment as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under the standards of the Public Company Accounting Oversight Board. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the Committee required by Public Company Accounting Oversight Board Auditing Standard 16. The Committee has also considered whether the non-audit related services provided by the independent registered public accounting firm are compatible with maintaining the firm’s independence and found them to be acceptable.

The Committee met with the Company’s independent registered public accounting firm, with and without management present, and discussed the overall scope and results of their audits, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2015 for filing with the SEC.

Henry G. Williamson, Jr., Chairman
W. Christopher Beeler, Jr.
John L. Gregory III
E. Larry Ryder
Mark F. Schreiber
David G. Sweet

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis that appears below. Based on that review, and the Committee’s discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Mark F. Schreiber, Chairman
W. Christopher Beeler, Jr.
John L. Gregory III
E. Larry Ryder
David G. Sweet
Henry G. Williamson, Jr.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the independent directors and none of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board of Directors as an executive officer.

Compensation Risk Assessment

As part of its oversight responsibilities, the Compensation Committee, with assistance from management, annually reviews the Company's compensation policies and practices for all employees to determine whether they are reasonably likely to present a material adverse risk to the Company. Their review includes, among other things, a consideration of the incentives that the Company’s compensation policies and practices create and factors that may affect the likelihood of excessive risk taking. Based on its most recent review, the Committee concluded that the Company’s employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For additional information concerning this review, see Management of Executive Compensation-Related Risk on page 22.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board oversees the Company’s executive compensation program.  The Committee makes decisions regarding the compensation of the Company’s “named executive officers,” which consist of the Chief Executive Officer, the Chief Financial Officer and two other executive officers responsible for establishment and oversight of company policy. The named executive officers as of the last day of fiscal year 2015 (which ended February 1, 2015) are listed in the Summary Compensation Table on page 23.  The named executive officers are the only executive officers of the Company and no other persons served as an executive officer of the Company in fiscal year 2015.  More information concerning the composition of the Committee and its authority and responsibilities can be found under Compensation Committee on page 7.

Compensation Philosophy

A key objective of the Company’s executive compensation program is to attract and retain highly qualified executives who will contribute significantly to the success and financial growth of the Company and enhance value for shareholders.  Another objective of the program is to motivate and appropriately reward executives when they achieve the Company’s financial and business goals and meet their individual performance objectives.  The Committee also believes that having a stable executive management team is necessary to achieve the Company’s profitability objectives as the industry adapts to changing consumer preferences, sourcing and distribution options and broader market factors such as the overall performance of the U.S. economy and the relative strength of housing and home furnishings related activity.

Compensation Program

The Company’s executive compensation program employs several elements of compensation to achieve the objectives of its compensation philosophy. The primary elements of the program are base salary, an annual cash incentive, long-term incentives and supplemental retirement and life insurance benefits.  The Company may enter into an employment agreement with an executive officer under specific circumstances, as discussed further below.  These elements are structured to compensate executives over three separate timeframes:

▪
Annual compensation. Base salaries are set for each calendar year and the annual cash incentive is set for each fiscal year. The annual cash incentive is determined based on the Company’s financial performance during the current fiscal year. The Compensation Committee sets base salaries and potential annual cash incentive amounts for each executive position based on a number of factors, including competitive market data, responsibilities and individual performance and the Committee members’ business judgment. Base salaries are set for each calendar year based on the individual executive’s performance during the preceding fiscal year.

▪
Longer-term compensation.  Long-term incentives are designed to reward executives if the Company achieves specific performance goals or growth in shareholder value over multi-year periods.  The amounts payable to executives under performance incentives vary based on the extent to which the specified goals are achieved or surpassed.  The Company has historically granted long-term incentives in the form of performance awards and restricted stock units.

▪
Full career and time-specific compensation.  Supplemental retirement and life insurance benefits are linked to certain executive’s continued employment with the Company to a specified age.  Employment agreements and time-based restricted stock units are designed primarily to retain the covered executives for a minimum defined period of time.

The Committee believes the objectives of the Company’s executive compensation program can best be attained by structuring the program to provide compensation over these separate timeframes.  For example, the Committee views annual and longer-term performance-based compensation as essential to encouraging executives to appropriately balance both the short-term and long-term interests of the Company and its shareholders.  In addition, the Committee believes compensation tied to service over a full career or a specific period helps to promote executive retention and thereby allow the Company to maintain a stable management team.

Fiscal Year 2015 Financial Highlights

The following are selected highlights of the Company’s results for fiscal year 2015 compared to fiscal year  2014 that affected the annual cash incentive earned by the named executive officers for fiscal year 2015:

▪	Consolidated net income increased by $4.6 million, or nearly 60%, to $12.6 million;

▪	Diluted earnings per share increased by $0.42 to $1.16 per share;

These improvements were primarily due to:

▪	A 7.0% consolidated net sales increase, driven by net sales increases across all operating segments;

▪
A consolidated gross profit increase of $8.1 million or nearly 15% primarily from decreased casegoods segment discounting, upholstery segment manufacturing efficiencies, and a substantial net sales increase in our All Other segment because of significant increase in net sales at our H Contract business initiative.

 Fiscal Year 2015 Compensation Highlights

▪
Annual cash incentive – The Company achieved over 100% of the fiscal year 2015 consolidated net income target set by the Compensation Committee. Consequently, each named executive officer received an annual cash incentive payment under the cash incentive plan established at the beginning of the year.

▪
Long-Term Incentive Awards – The Company awarded time-based restricted stock units and performance grants to the named executive officers for the 2015 fiscal year in April 2014. These awards will be earned based on satisfaction of performance conditions measured for a performance period that includes the 2015-2017 fiscal years. Additionally, performance measurements for Long Term Incentive Awards granted for the three-year performance period beginning in fiscal 2013 were met and each named executive officer received a payout in the form of shares of company stock and cash.

▪
Base salary – Mr. Delgatti received a base salary increase in conjunction with his promotion to President-Hooker Furniture Corporation and Ms. Jacobsen received a base salary increase in conjunction with her promotion to Senior Vice-President – Administration.

Process for Determining Executive Compensation

The Committee sets base salaries, determines the amount and terms of annual cash incentive opportunities and determines long-term incentive compensation and other benefits for the Company’s executive officers.  The Committee follows the processes and considers the information discussed below in setting executive compensation.

Competitive Pay Data

The Compensation Committee retained Mercer in a prior fiscal year to review the Company’s executive compensation programs and to recommend a peer group to be used for the purposes of evaluating and setting executive compensation. Mercer recommended a peer group consisting of companies similar to Hooker Furniture in terms of industry (companies in the furniture/household durables/consumer discretionary markets) and size (companies with annual revenue and market capitalization of approximately 50% to 200% of the Company’s annual revenue and market capitalization). Mercer recommended this group because its members shared various financial and operational attributes with the Company, while not being limited to furniture companies. The peer group represents companies of a similar size and similar operational complexity as the Company, and also represents the type of companies against which the Company competes for management talent. The peer group, after taking into account companies that ceased being SEC registrants since the group was first developed, consists of the following companies:

▪	American Woodmark Corporation

▪	Bassett Furniture Industries, Inc.

▪	Culp, Inc.

▪	Dixie Group, Inc.

▪	Flexsteel Industries, Inc.

▪	Kid Brands, Inc.

▪	Nautilus, Inc.

▪	Stanley Furniture, Inc.

▪	Summer Infant, Inc.

▪	Trex Company, Inc.

▪	Virco Manufacturing Corporation

The Compensation Committee has used this peer group as one of several factors in making compensation decisions and to establish a baseline from which to set executive compensation (including during fiscal year 2015).  The Committee compared total compensation as well as the individual compensation elements for each executive officer to the peer group in fiscal year 2011 and has used this study as one of the factors for compensation decisions in the subsequent years. The Committee will periodically refresh this peer data when it determines appropriate.  The Committee does not tie compensation for its executive officers to any particular level or target based on this comparable compensation data. Instead, the Committee considers this pay comparability data as one of many factors when determining the appropriateness of individual elements of compensation, as well as the total compensation, payable to the Company’s executive officers.

Other factors considered in setting fiscal year 2015 executive compensation were inflation, executive promotions and material changes in executives’ duties, as discussed later in this Compensation Discussion and Analysis. The Committee did not consult with Mercer in making its fiscal 2015 compensation decisions.

Company Performance

Each year the Committee considers which financial performance measures to use in setting annual and longer-term incentive compensation for the executive officers.  The Committee has, at various times, linked annual cash incentives to the Company’s attainment of specific levels of operating income, pretax income and net income. Longer term incentives typically have been linked to achievement of a different set of performance measures, such as earnings per share for performance grants. Historically, the Committee has awarded long-term performance grants tied to growth in the Company’s earnings per share (EPS), both in absolute terms and relative to EPS growth for the peer group companies. The Committee believes that EPS and EPS growth are currently the most appropriate performance measures for long-term compensation incentives because these metrics lend themselves, in a simple and objective manner, to year-over-year comparisons and to comparison with the financial performance of peer companies.  In most cases, other performance measures have been found to behave in a manner consistent with EPS-related measures. Therefore, the Committee does not believe additional criteria would provide a different or an enhanced perspective on the Company’s performance.

The Committee generally selects performance measures for annual incentive compensation that correspond to financial measures used by management in making day-to-day operating decisions and in setting strategic goals. In addition, these types of measures are used by the Board in evaluating Company performance.  The Committee generally consults with the Chief Executive Officer and other senior executives before setting performance levels for annual and longer-term incentive compensation.  The input provided by management is one of many factors that Committee considers in establishing the applicable measures and performance levels for incentive compensation.

Individual Performance

The Committee annually assesses the individual performance of each executive officer and considers it when setting an executive officer’s base salary. However, given the modest increases in cost of living in recent years and the Company’s emphasis on linking a larger percentage of executives’ total compensation to performance-based incentives, the Committee may elect not to increase certain executives’ base salaries on an annual basis, instead using potential annual and longer-term incentive based payments to offer the potential for increased earnings by individual executives. The Committee reserves the right to adjust base salaries as it determines to be appropriate, however the Committee does not have a practice of automatically providing for annual increases in base salaries and therefore a decision not to increase an executive’s base salary is not based on an assessment of an executive’s performance. Each executive’s performance is measured against specific personal objectives that were established early in the prior year. The Chief Executive Officer’s annual personal objectives are established in consultation with the Committee.  Other executive officers establish their individual objectives in consultation with the Chief Executive Officer.  These objectives may include both subjective and quantifiable individual and departmental performance and developmental initiatives that are within each officer’s area of operation and are consistent with the Company’s strategic plans.

The Committee’s assessment of each executive officer’s performance with respect to these objectives is conducted primarily through conversations with the Chief Executive Officer and a review of Company performance.  The Committee believes that consideration of individual performance objectives is important because it creates incentives for executive officers to make specific contributions to the Company’s financial growth based on their individual areas of responsibility, and because it allows the Company to reward those specific contributions.

Allocating Between Compensation Elements

The Committee does not have a fixed standard for determining how an executive officer’s total compensation is allocated among the various elements of the Company’s compensation program.  Instead, the Committee uses a flexible approach so that it can structure the compensation elements in a manner that will, in its judgment, best achieve the specific objectives of the Company’s compensation program.

Shareholder Say-on-Pay Vote

At the 2014 Annual Meeting, shareholders had the opportunity to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.  This is referred to as a “say-on-pay” proposal. Approximately 96% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Committee believes this vote result reflects general approval of the Company’s overall approach to executive compensation.  Therefore, the Committee did not make any significant changes in the structure of the Company’s executive compensation program during fiscal 2015 in response to the 2014 say-on-pay vote.  The Compensation Committee will continue to consider the vote results for say-on-pay proposals in future years when making compensation decisions for the Company’s named executive officers.

The Board of Directors has determined that the Company’s shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by the Company’s shareholders at the 2011 Annual Meeting. Accordingly, at the 2015 Annual Meeting, shareholders will again have the opportunity to indicate their views on the compensation of the Company’s named executive officers by an advisory say-on-pay vote.  The Board recommends that you vote FOR the say-on-pay proposal (Proposal Four) at the 2015 Annual Meeting.  For more information, see “PROPOSAL FOUR — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION” on page 45 in this proxy statement.

Executive Compensation Decisions for Fiscal Year 2015

For the 2015 fiscal year, the primary elements of compensation for the named executive officers were:

▪	base salary (set on a calendar year basis),

▪	an annual cash incentive opportunity (based on the Company’s fiscal year financial performance),

▪	long-term equity-based incentives for each named executive officer,

▪	supplemental retirement benefits for three of the named executive officers, and

▪	life insurance benefits for one of the named executive officers.

Base Salary

The Committee reviewed and approved base salaries for each named executive officer during the fourth quarter of fiscal 2014 to be effective for the 2015 calendar year, consistent with its approach of building on baseline compensation comparability data contained in a Mercer compensation study in a prior year.

Mr. Delgatti and Ms. Jacobsen received base salary increases of $35,000 and $28,500, respectively, in conjunction with their promotions. Mr. Delgatti was promoted to President – Hooker Furniture Corporation in February 2014 after serving as Executive Vice President- Corporate Sales since late 2013 and upon the retirement of Alan D. Cole, former President- Hooker Furniture Corporation. In early 2014, Ms. Jacobsen was promoted to Senior Vice President – Administration and her base salary was increased to reflect her performance in her role as Vice-President of Human Resources and Administration, her willingness to accept additional responsibilities, (including executive oversight responsibility for the Company’s new H Contract division, in addition to her existing oversight of the Information Systems and Customer Service functions), and her participation in the leadership of the Company’s innovation efforts.

Messrs. Toms and Huckfeldt did not receive base salary increases. Messrs. Toms and Huckfeldt did not receive base salary increases because they had received raises prior to fiscal 2015 and their responsibilities had not changed.

Annual Cash Incentive

The Committee believes it is in the best interests of the Company and its shareholders to base the annual cash incentive directly on achievement of an objective performance metric.  The Committee generally considers consolidated net income to be the appropriate performance metric for the annual cash incentive for senior management. The Committee believes that items included in net income, such as consolidated income tax expense, discontinued operations, interest expense and other income and expense, reflect upon the appropriateness of management decision making and therefore are appropriate bases for measuring senior management performance over the course of a fiscal year.

In early fiscal 2015, the Committee approved an annual cash incentive for the 2015 fiscal year.  Each named executive officer had the opportunity to receive a payment, expressed as a percentage of his calendar year 2015 base salary, if the Company obtained 70% or more of its fiscal year 2015 consolidated net income target. No cash bonus would be payable unless the Company reached at least 70% of the consolidated net income target and the bonus opportunity was capped at a maximum amount if the Company reached 150% or more of its consolidated net income target for fiscal year 2015.

Annual cash incentive targets are established based on budgeted net income. Budgeted net income is established by management in its annual operating budget, which is approved by the Board.

Target payouts for each named executive were established based on a number of factors including:

▪	the Company’s roll forward of baseline compensation comparability data contained in a Mercer compensation study from a prior fiscal year;

▪	general business knowledge and experience of the Committee’s members;

▪	other general compensation information available to the Committee, such as perceived contribution to the company’s success, including areas outside the executive’s core functions; and

▪	the potential total compensation available to each executive.

As discussed above, the Mercer study reflected total compensation for similar positions at similarly situated companies with which the Company would expect to compete for executive talent.  The Committee evaluated each executive’s total compensation, with an emphasis on shifting a greater share of the executive’s total compensation to incentive-based pay, and also considered the executives’ specific roles, responsibilities and experience, as well as other elements of each executive’s compensation arrangement and considered the mix of short- and long-term elements in each executive’s overall compensation plan. Generally, the greater an executive’s responsibilities, the larger the potential award. For example, Messrs. Toms and Delgatti, the first and second most senior executives, respectively, were awarded larger potential incentive awards than were Mr. Huckfeldt and Ms. Jacobsen, due to their senior standing within the Company and their larger share of responsibilities. The incentive opportunities were structured such that if consolidated net income did not meet the target, the named executive officers would receive a reduced payment or no payment, but if consolidated net income exceeded the target, incentive payments would increase at a rate greater than the increase in net income. This was designed to recognize exemplary consolidated net income achievement.  In no event would an incentive payment be earned if less than 70% of the target level was attained.  The award opportunities for each executive were as follows (expressed as a percentage of 2014 calendar year base salary):

	If the Company Attained:
	70% of Target Net Income	85% of Target Net Income	100% of Target Net Income	125% of Target Net Income	150% of Target Net Income
Paul B. Toms, Jr.	25.0%	37.5%	50.0%	66.5%	83.5%
Paul A. Huckfeldt	20.0%	30.0%	40.0%	53.2%	66.8%
Michael W. Delgatti, Jr.	22.5%	33.8%	45.0%	59.9%	75.2%
Anne M. Jacobsen	20.0%	30.0%	40.0%	53.2%	66.8%

The net income target for the 2015 fiscal year was set at $11.4 million on a consolidated basis. The net income target had previously been approved by the Board in consultation with management, and after considering the Company’s profit potential, the impact of national and international economic conditions on the Company and the home furnishings industry as a whole. Based on these factors, the Committee concluded that the target and threshold levels were appropriate to motivate and appropriately reward executive officers to attain the desired level of performance for fiscal 2015.

The Company achieved over 100% of its consolidated net income target set by the Committee for fiscal 2015. As a result, the named executive officers received annual cash incentive payments as follows:

Name	2015 Annual Cash Incentive Earned
Paul B. Toms, Jr.	$185,000
Paul A. Huckfeldt	85,800
Michael W. Delgatti, Jr.	135,000
Anne M. Jacobsen	70,000

Long-Term Incentives

During fiscal 2015, consistent with the Committee’s objective of giving greater weight to the performance-based element of total compensation, the Committee granted two types of long-term incentive awards for the performance period beginning in fiscal year 2015.  The awards were designed to directly link a significant portion of a named executive’s compensation to growth in value of the Company and to further enhance existing retention incentives under the Company’s executive compensation program.

The first of the two types of awards was a performance grant that entitles the executive to receive a payment at the end of a three-year performance period based on certain earnings per share (EPS) targets.  One target is based on annual average growth in the Company’s earnings per share (EPS) over the performance period and the other target is based on EPS growth over the performance period compared to that of the peer companies described at page 14.  The executive officer also must remain continuously employed with the Company through the end of the three-year performance period to be eligible for a payment (subject to limited exceptions).

The amount set forth in the table below is based on the average annual growth of the Company’s fully diluted earnings per share from continuing operations (“EPS”) over the performance period. The Company’s EPS growth must average at least 5% annually over the performance period for a payment to be made.

	Payout Amount Based on EPS Growth (%) for Performance Period
Executive Officer	5%	10%	15%	20%	25%
Paul B. Toms, Jr.	$27,750	$83,250	$111,000	$138,750	$166,500
Paul A. Huckfeldt	12,870	38,610	51,480	63,450	77,200
Michael W. Delgatti, Jr	15,003	45,009	60,012	75,015	90,018
Anne M. Jacobsen.	8,750	26,250	35,000	43,750	52,500

The amount set forth in the table below is based on the average annual growth of the Company’s EPS over the performance period relative to a group of specified peer companies. However, if the Company’s EPS growth is not positive for the performance period, this payment will be capped at the amount for the 50th percentile.

	Payout Amount Based on Relative EPS Growth for Performance Period
Executive Officer	Less than 50th percentile	50th percentile, but less than 75th percentile	Equal to or greater than 75th percentile
Paul B. Toms, Jr	$0	$111,000	$166,500
Paul A. Huckfeldt	0	51,480	77,200
Michael W. Delgatti, Jr.	0	59,994	89,991
Anne M. Jacobsen	0	35,000	52,500

The Committee selected EPS as the measure for the performance targets because EPS, and especially changes in EPS, directly reflect changes in the value of the Company over time, which the Committee believes best reflects the long-term interests of the shareholders. Using a simple, well-defined performance measure for these awards reduces the risk of manipulating that measure for short-term gain and reduces the risk of unintended consequences that could result from paying bonuses based on factors other than earnings, such as sales growth or non-financial measures which could misalign shareholder and management objectives. For example, a focus on sales growth or a non-financial metric such as customer satisfaction could provide an incentive to increase sales through greater discounting or create excessively generous return and allowance policies at the expense of overall profitability.

The Committee also awarded to each named executive officer (other than Mr. Toms) restricted stock units that will vest if the executive remains continuously employed with the Company (subject to limited exceptions) until the three-year anniversary date of each grant which is April 15, 2017. The awards may be paid in shares of company stock, cash or a combination of both, as determined by the Committee in its discretion.  The number of RSUs awarded to each executive officer is set forth in the table below:

Executive Officer	Number of RSUs
Paul B. Toms, Jr.	0
Paul A. Huckfeldt	1,826
Michael W. Delgatti, Jr	4,255
Anne M. Jacobsen	1,241

The Committee did not award restricted stock to Mr. Toms because it determined that the Supplemental Retirement Income Plan and executive life insurance program provide sufficient retention incentives for him.

Supplemental Retirement and Life Insurance Benefits

Messrs. Toms and Huckfeldt, Ms. Jacobsen and certain other officers and managers, participate in the Company’s Supplemental Retirement Income Plan (“SRIP”).  The SRIP is an unfunded supplemental retirement plan that provides a monthly benefit equal to a specified percentage of the participant’s base salary plus annual bonus for the 60 consecutive month period preceding his termination of employment (referred to as his “Final Average Earnings”).  Messrs. Toms, Huckfeldt and Ms. Jacobsen are each eligible to receive a monthly benefit equal to 50%, 25% and 25%, respectively, of their Final Average Earnings. The benefit is paid for 15 years following the participant’s retirement.  As a general matter, a participant is not entitled to receive any benefit under the SRIP unless they remain continuously employed with the Company to age 60.  At age 60, the participant becomes vested in 75% of their SRIP benefit and in 5% increments each following year until becoming 100% vested at age 65, assuming the participant remains continuously employed to those dates.

The objective of the SRIP is to create incentives for covered employees to remain employed with the Company over the balance of their careers, reward extended service with the Company and to balance short-term and long-term decision making, thereby enhancing the stability of the management team and allowing for predictability in succession planning.   In addition, the Committee has determined that the SRIP helps mitigate compensation-related risk for the reasons discussed at page 22.

Each participant’s benefit in the SRIP will become fully vested, regardless of age, and the present value of those benefits will be paid in a lump sum upon a change in control of the Company.  The Committee believes that this provision further enhances retention by providing assurance to employees that the benefits promised under the SRIP will be paid if the Company comes under new ownership or control.  The amounts to which participating named executive officers would be entitled to receive under the SRIP and additional information concerning the SRIP can be found in the Pension Benefits table on page 29 and Potential Payments upon Termination or Change in Control on page 29.

Mr. Delgatti does not participate in the SRIP. He has been provided other retention incentives under his employment agreement that are tailored to his specific employment circumstances.

The Company also maintains an executive life insurance program for Mr. Toms and for certain other officers.  Like the SRIP, the life insurance program is designed to retain executives through their careers and reward extended service with the Company by providing life insurance coverage until they reach age 65, allowing for stability in management and predictability in succession planning.  The death benefit is $2 million if Mr. Toms dies after his 60th birthday but on or before his 65th birthday. Participating executives may designate the beneficiary to whom the death benefit would be paid.  This coverage terminates immediately once the executive reaches age 65 or if the executive leaves the Company for any reason, other than death, before reaching age 65.  Other than upon the death of the executive before age 65, the Company is the beneficiary of the policy. None of the other named executive officers participates in the executive life insurance program. Instead, the Committee believes that successive annual long-term incentives, such as time-based restricted stock units and performance grants, will provide incentives for these executives to remain employed with the Company.

Employment Agreements

Generally, the Company has not entered into employment agreements with its executives.  However, the Committee recognizes that in certain circumstances employment agreements may help the Company achieve the objectives of its compensation program and its other business goals.  Therefore, the Committee assesses on a case-by-case basis whether it may be appropriate to enter into employment or separation agreements with executive officers.

The Company has entered into an employment agreement with Mr. Delgatti. At the time the agreement was entered, Mr. Delgatti was a seasoned and well-respected furniture executive and had been identified as a key executive in the Company’s near- and medium-term sales and operations plans.  With this in mind, the Committee determined that an employment agreement, which includes a non-compete agreement, offered to secure an employment commitment from Mr. Delgatti, was appropriate. For information regarding the terms of these employment agreements, see “Employment Agreements and Other Employment Terms” on page 25.

Other Benefits

The Company maintains a tax-qualified 401(k) savings plan for all of its eligible employees, including the named executive officers.  The plan provides for Company matching contributions, which are fully vested upon contribution.  The Company’s other benefit plans include health care, dental and vision insurance, group life insurance, disability insurance and tuition assistance. The named executive officers participate in these plans on the same basis as other eligible employees.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits deductibility of compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to each of the next three highest paid executive officers (not including the Company’s principal financial officer). Base salaries, variable cash compensation payable under the annual incentive plan, bonus payments, and stock and stock-based compensation payable other than solely based on corporate performance conditions are generally subject to the $1 million limit on tax deductible compensation. Compensation attributable to performance grants may qualify for deductibility under Section 162(m) because of their performance-based nature. Changes in tax laws (and interpretations of those laws), as well as other factors beyond the Company’s control, also affect the deductibility of executive compensation. In addition, the Committee may determine that corporate objectives justify the cost of being unable to deduct certain compensation.  For these and other reasons, the Company will not necessarily in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of the Company under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the Company’s other compensation objectives.

Amounts payable under the long-term performance grants that the Committee awarded in fiscal 2015 are expected to qualify as performance-based and therefore be deductible to the Company when payable.  The Company expects that awards that the Committee may make in the future under the 2015 Stock Incentive Plan will also qualify as performance-based.

Incentive Compensation Recoupment Policy

           During fiscal 2015, the Board of Directors adopted a new “clawback” policy called the Incentive Compensation Recoupment Policy in which the Board has the authority to pursue recovery of incentive compensation for the following reasons:

1.
Accounting Restatement. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, the Company will recover from any current or former officer who received any incentive compensation during  the 3-year period preceding the date on which the Company is required to prepare an accounting restatement based on the erroneous data, that amount of the incentive  compensation that is in excess of what would have been paid to the current or former executive officer under the accounting restatement.

2.
Material Error in Compensation Measure. If the Board determines that there was a material error in any measure (whether quantitative or qualitative) on which incentive  compensation was granted, earned or paid and such error resulted in an excess amount over the amount of incentive  compensation that should have been granted, earned or paid to an employee or former employee during the three-consecutive-year period ending on the date on which such material error is discovered, the Board may require  reimbursement of the excess amount, or cancellation of outstanding equity awards and reimbursement of any gains realized on the exercise, settlement or sale of equity awards, to the extent attributable to the excess amount.

3.
Fraudulent or Intentional Misconduct.  If the Board determines that any current or former employee of the Company has engaged in fraudulent or intentional misconduct materially affecting the Company’s business operations or such employee’s duties at the Company, the Board shall direct the Company to require  reimbursement of compensation granted, earned or paid under the Company annual incentive and long-term incentive cash plans to such current or former employee and cancellation of outstanding equity awards and reimbursement of any gains realized on the exercise, settlement or sale of equity awards held by such current or former employee, in either case which has been granted or paid to or earned or realized by the current or former employee at any time during the three-consecutive year period ending on the date on which such fraudulent or intentional misconduct is discovered.

This policy does not limit the legal remedies the Company may seek against any employee for fraudulent or illegal activity.  Further, this policy was not adopted in response to any particular concerns, but rather to align the Company’s compensation practices with observed best practices.

Management of Executive Compensation-Related Risk

The Company’s executive compensation program is designed to create incentives for its executives to achieve its annual and longer-term business objectives.  The Committee considers how the individual elements of executive compensation, and the executive compensation program as a whole, could potentially encourage executives, either individually or as a group, to make excessively risky business decisions at the expense of long-term shareholder value.  In order to address this potential risk, the Committee annually reviews the risk characteristics of the Company’s executive compensation programs generally and considers methods for mitigating such risk.  The Committee considers the following characteristics of the Company’s executive compensation program as factors that help mitigate such risk:

▪	the Committee has authority under the Company’s Incentive Compensation Recoupment or “claw back” policy to pursue recovery of excess incentive compensation paid to executives as a result of:

▪	an accounting restatement;

▪	a material error in a compensation measure; and/or

▪	fraudulent or intentional misconduct.

▪	the Committee has the unlimited authority to reduce long-term performance grant awards or pay no award at all;

▪	long-term performance grants have been performance-based, which aligns compensation with the interests of our shareholders;

▪	overall compensation is balanced between fixed and variable pay, and variable pay is linked to annual performance or performance over multi-year periods;

▪
the fixed compensation provided under our SRIP to certain executive officers helps avoid the potential for excess leverage and allows for longer service conditions than typical variable pay arrangements, thereby enhancing retention and management continuity;

▪
the multi-year cliff-vesting feature of restricted stock units promotes long-term retention, helps to mitigate inappropriate short-term risk taking and helps to align management and shareholder interests;

▪	profitability goals, which serve as inputs for variable annual cash incentive compensation and long-term performance grants, are not unduly aggressive;

▪
the long-term performance grants have been based on cumulative absolute and relative EPS growth over multi-year periods, which helps reduce the potential for short-term focus at the expense of longer-term growth;

▪	a consistent compensation philosophy has been applied year-over-year and does not change significantly with short-term changes in business conditions;

▪
open dialogue among management, the Committee and the Board regarding executive compensation policies and practices and the appropriate incentives to use in achieving short-term and long-term performance targets; and

▪	other general risk mitigating factors, including:

▪	quarterly reviews of the Company’s results of operations and financial condition;

▪	quarterly review of management’s periodic risk assessment report;

▪	review of management’s compensation risk report;

▪	executive sessions at all committee meetings, including executive session with the Company’s independent auditor; and

▪	a fairly flat organizational structure, which promotes knowledge sharing and risk awareness by members of senior management.

Other Policies and Practices

The Committee has adopted certain guidelines for administering annual cash incentive compensation.  Generally, an executive must remain employed to the last day of a fiscal year to be eligible to receive an annual cash incentive payment for that fiscal year.  However, executives who terminate employment during the last quarter of a fiscal year due to death or disability, or who retire after they have attained age 55 and completed 10 years of service, are entitled to receive the same payment that they would have received had they remained employed to the end of the fiscal year.  Executives who meet either of these requirements and who terminate employment in the second or third quarter of a fiscal year are entitled to receive 50% or 75%, respectively, of the payment they would have received had they remained employed to the end of the fiscal year.  The guidelines establish procedures for the Committee to review and approve annual cash incentive determinations after the Chief Executive Officer and Chief Financial Officer confirm whether the performance conditions for the fiscal year have been achieved and whether any other applicable conditions have been met for that fiscal year.

The Committee has not adopted stock ownership requirements or guidelines because executives traditionally had a substantial portion of their retirement benefits invested in Company stock through the Company’s former Employee Stock Ownership Plan (ESOP). Prior to fiscal 2012, the Committee had not awarded stock-based compensation outside of the ESOP, and, through fiscal 2014, the Company’s long-term incentive awards have not resulted in shares of Company stock being issued to its executive officers.  Since the 2013 fiscal year, the Committee has approved restricted share units and performance grants for executive officers, which may be paid in shares of Common Stock, cash or both if the applicable service and performance requirements are met. The Committee may consider adopting a stock ownership policy in the future.

Executive officers are prohibited from engaging in certain types of transactions related to our Common Stock, including transactions in derivative securities, hedging transactions, using margin accounts and pledging shares as collateral.

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to the Company for the three fiscal years ended February 1, 2015 of the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compen-sation ($)(5)	Total ($)
Paul B. Toms, Jr., Chairman and CEO	2015 2014 2013	$370,000 370,082 360,755		$222,000 438,000	(2)	$185,000 138,750 135,000	$420,501 101,226 119,825	$46,960 54,861 47,625	$1,244,461 664,919 1,101,205
Paul A. Huckfeldt, Sr. VP Fin. and Acctg. and CFO	2015 2014 2013	214,500 203,125 190,424		126,528 227,061	(2)	85,800 64,350 57,000	95,158 40,200 32,569	9,116 9,062 7,204	531,102 316,737 514,258
Michael W. Delgatti, Jr., President-Hooker Furniture	2015 2014 2013	300,000 264,991 254,996		174,937 250,208	(2)	135,000 69,560 65,750		9,162 8,761 8,761	619,099 343,312 579,716
Anne M. Jacobsen, Senior Vice President- Administration (6)	2015	175,000		86,023	(2)	70,000	47,140	7,946	386,109

(1)
Amounts shown represent base salary paid during the fiscal year. Annual base salary adjustments generally become effective at the beginning of each calendar year and do not coincide with the beginning of a fiscal year.

(2)
This amount is the sum of the grant date fair value, determined in accordance with Accounting Standards Codification (“ASC”) Topic 718, of the     restricted stock units and (b) three-year performance grants that were awarded to the named executive officers in fiscal 2015. The value of the restricted stock unit awards was determined in accordance with stock-based compensation accounting standards (ASC Topic 718). The three-year performance grants shown were computed assuming that the probable level of performance would be achieved (15% EPS growth and relative EPS growth at the 50th percentile for the performance period) and excluded the impact of estimated forfeitures related to service-based vesting conditions]. For more information regarding the restricted stock units and the three-year performance grants, refer to the Grants of Plan-Based Awards table on page 25 and to the Outstanding Equity Awards at Fiscal Year-End table on page 27. For more information regarding the calculation of restricted stock unit and performance grant values, refer to note 10 of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2015 (the “2015 Form 10-K”), as filed with the SEC.

(3)
This column shows amounts earned under annual cash incentives. For more information regarding the terms of the annual cash incentives for fiscal year 2015, see Compensation Discussion and Analysis at page 12.

(4)
This column shows the change in the present value of the named executive officer’s accumulated benefit under the Supplemental Retirement Income Plan (“SRIP”) at the earliest full benefit retirement age. These changes in present value are not directly in relation to final payout potential, and can vary significantly year-over-year based on (i) promotions and corresponding changes in salary;(ii) other one-time adjustments to salary or other reasons; (iii) actual age versus predicted age at retirement; (iv) the discount rate used to determine present value of benefit; and (v) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the NEO at retirement and an increase in the discount rate has the opposite effect. The actuarial present value of SRIP benefits increased significantly during fiscal 2015 (beyond changes due to compensation increases) primarily due to the impact of lower discount rates, resulting in increases in “Total” compensation of the named executives.  The amount of the increase attributed solely to the change in discount rate was as follows: Mr. Toms: $149,910; Mr. Huckfeldt: $33,037; and Ms. Jacobsen: $19,911. None of the named executive officers received above-market or preferential earnings on compensation that was deferred on a non-tax-qualified basis.  Mr. Delgatti does not participate in the SRIP.

(5)
All Other Compensation for fiscal year 2015 includes premiums paid by the Company for life insurance policies that support Mr. Toms’ benefit under the executive life insurance program (“ELIP”), amounts reimbursed for disability income insurance premiums and matching contributions to the Company’s 401(k) plan.

Name	ELIP	Disability Income Insurance Premium Reimbursement	401(k) Match	Total
Paul B. Toms, Jr.	$37,190	$590	$9,180	$46,960
Paul A. Huckfeldt	-	590	8,526	9,116
Michael W. Delgatti, Jr.	-	590	8,572	9,162
Anne M. Jacobsen	-	458	7,488	7,946

Messrs. Huckfeldt and Delgatti and Ms. Jacobsen do not participate in the ELIP.

(6) Ms. Jacobsen became Senior Vice President-Administration effective January 2014. Prior to that date she served as Vice President - Human Resources and Administration.

Employment Agreements and Other Employment Terms

The Company entered into an employment agreement with Mr. Delgatti during fiscal 2012 when he became President-Hooker Upholstery. The agreement provided for an initial annual base salary of $250,000, and certain other benefits that have been earned and paid to Mr. Delgatti. The agreement also provides for an annual bonus opportunity and long-term incentive awards similar to those awarded to other management employees having similar salaries and levels of responsibility as determined by the Compensation Committee in its sole discretion, as well as certain other benefits as provided or made available under the Company’s benefit plans or management compensation policies. In addition to these provisions, as well as provisions addressing payments to be made to Mr. Delgatti upon his death, disability or termination of employment, the agreement also includes customary provisions addressing the treatment of confidential information, non-disparagement of the Company, non-competition with the Company and non-solicitation of customers, vendors, suppliers and employees of the Company. For additional discussion regarding the terms of Mr. Delgatti’s agreement, see Potential Payments upon Termination or Change in Control, which begins on page 29.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of awards made under the 2010 Stock Incentive Plan during fiscal 2015:

Name		Grant Date for Equity Incentive Plan and Stock Awards							All Other Stock Awards: Number of Units (3)	Grant Date Fair Value of Stock Awards ($)
						Estimated Future Payouts Under Equity Incentive Plan Awards (2)
			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)
	Award Type		Threshold ($)	Target($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Toms	Annual Cash Incentive		$92,500	$185,000	$308,950
	Performance Grant	4/15/14				$27,750	$222,000	$333,000		$222,000(4)
Huckfeldt	Annual Cash Incentive		42,900	85,800	143,246
	Performance Grant	4/15/14				12,870	102,960	154,400		102,960(4)
	RSU Grant	4/15/14							1,826	23,568(5)
Delgatti	Annual Cash Incentive		67,500	135,000	225,450
	Performance Grant	4/15/14				15,003	120,006	180,009		120,006(4)
	RSU Grant	4/15/14							4,255	54,931(5)
Jacobsen	Annual Cash Incentive		35,000	70,000	116,900
	Performance Grant	4/15/14				8,750	70,000	105,000		70,000(4)
	RSU Grant	4/15/14							1,241	16,023(5)

(1)
Represents the estimated possible payout under annual cash incentives for the 2015 fiscal year. For additional discussion regarding annual cash incentives and the actual amounts paid to the named executive officers for fiscal 2015, refer to the Compensation Discussion and Analysis which begins on page 12, including Annual Cash Incentive on page 16 and the Summary Compensation table on page 23.

(2)
Represents the estimated future payouts under the performance grants awarded April 15, 2014. For additional discussion regarding these performance grants, refer to Compensation Discussion and Analysis, which begins on page 12, including Long-Term Performance Incentive on page 18 and the Summary Compensation Table on page 23.

(3)
This is the number of time-based RSUs granted to the executive officer. Each RSU entitles the executive officer to receive one share of the Company’s common stock if he remains continuously employed with the Company through the end of three-year service periods that end April 15, 2017. At the discretion of the Committee, the RSUs may be paid in shares of the Company’s common stock, cash (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer.

(4)
Represents the three-year performance grants that were awarded to the named executive officers in fiscal 2015. The three-year performance grants shown were computed assuming that the probable level of performance would be achieved (15% EPS growth and relative EPS growth at the 50th percentile for the performance period) and excluded the impact of estimated forfeitures related to service-based vesting conditions.

(5)
The grant date fair value of each RSU is based on the market price of the Company’s common stock on the grant date, reduced by the present value of the dividends expected to be paid on the shares during the service period, discounted at the appropriate risk-free rate of return. For more information concerning the calculation of performance grant fair values, refer to note 10 of the Company’s consolidated financial statements included in the Company’s 2015 Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards, which consist of performance grants and restricted stock units, held by the named executive officers at the end of fiscal 2015.  There are no options outstanding as of the end of fiscal 2015.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul B. Toms, Jr.	1/15/13 (1) 4/15/14 (1)	- -	- -	27,750 27,750
Paul A. Huckfeldt	2/9/12(2) 1/15/13(1) 1/15/13(2) 4/15/14(1) 4/15/14(2)	1,735 - 1,576 - 1,826	$31,299 - 28,431 - 32,941	- 11,700 12,870 -
Michael W. Delgatti, Jr.	2/9/12(2) 1/15/13(1) 1/15/13(2) 4/15/14(1) 4/15/14(2)	3,171 - 2,974 - 4,255	57,205 - 53,651 - 76,760	- 11,044 - 15,003 -
Anne M. Jacobsen	2/9/12(2) 1/15/13(1) 1/15/13(2) 4/15/14(1) 4/15/14(2)	831 - 789 - 1,241	14,991 - 14,234 - 22,388	- 5,860 - 8,750 -

(1)
Performance grant awards outstanding as of February 1, 2015. Performance grants are denominated as a percentage of the named executive officer’s base salary as of January 1, 2012 for the grants awarded February 9, 2012, base salary as of January 1, 2013 for the grants awarded on January 15, 2013 and base salary as of January 1, 2014 for the grants awarded on April 15, 2014. Performance grants are not expressed as a number of shares, units or other rights.  Each performance grant entitles the executive officer to receive a payment based on the achievement of two specified performance conditions. The payout will be the sum of two amounts, based on the Company’s absolute and relative EPS growth over a three-year performance period that began January 30, 2012 and ends January 25, 2015 for the awards granted on February 9, 2012, over a three year-performance period that began on February 4, 2013 and ends on January 31, 2016 for the awards granted on January 15, 2013 and over a three-year performance period that began February  3, 2014 and ends January 31, 2017 for the awards granted on April 15, 2014. At the discretion of the Committee, the payout can be made in cash, shares of the Company’s Common Stock (based on the fair market value of a share of Common Stock on the date payment is made), or both. The executive officer also must remain continuously employed with the Company through the end of the performance period to be eligible for a payment, with prorated payments made due to retirement, death or disability. The performance grants provide for a lump sum cash payment to the executive officer if the Company undergoes a change of control.  The amounts reflected in this row represent the amounts payable under each performance grant if the threshold level of performance is met for the performance goals for that performance grant.  For additional discussion regarding the performance grants, refer to the Compensation Discussion and Analysis at page 12.

(2)
Restricted stock units (“RSU”) award outstanding at the end of the last completed fiscal year.  Market value is based on the closing market price of the Company’s Common Stock on January 30, 2015, the last trading day of the Company’s 2015 fiscal year.   Each RSU entitles the executive officer to receive one share of Common Stock if he remains continuously employed with the Company through the end of a three-year service period (i.e., February 9, 2015 for the February 9, 2012 award, January 15, 2016 for the January 15, 2013 award and April 15, 2017 for the April 15, 2014 award).  At the discretion of the Committee, the RSUs may be paid in shares of the Company’s Common Stock, cash (based on the fair market value of a share of Common Stock on the date payment is made), or both.  In addition to the service-based vesting requirement, 100% of the RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer

Stock Vested

The following table sets forth information regarding outstanding equity awards that became vested and payable in fiscal 2015.

	Grant Date	Number of Shares acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Paul B. Toms, Jr.	2/9/12(1)	8,424	$270,000
Paul A. Huckfeldt	2/9/12(1)	3,583	114,400
Michael W. Delgatti, Jr.	9/7/11(3) 2/9/12(1)	10,684 3,251	163,145 104,188
Anne M. Jacobsen	2/9/12(1)	1,708	54,600

(1)
Performance grant award with a performance period that ended at the end of the Company’s 2015 fiscal year on February 1, 2015 and were paid to the executive officers following the Company’s fiscal 2015 financial statement audit on April 10, 2015. The payout was the sum of two amounts, based on the Company’s absolute and relative EPS growth over a three-year performance period that began January 30, 2012 and ended January 25, 2015. For the performance period, the Company achieved absolute EPS growth at the 150% level and relative EPS growth at the 100% level.

(2)
At the Committee’s discretion, the payout was made in both cash and shares of the Company’s Common Stock (based on the fair market value of a share of Common Stock on the date payment was made.) Shares were awarded in order to more closely align executive officers’ interests with those of shareholders by encouraging share ownership. A limited amount of cash was awarded to allow management to pay income taxes due on the share award.

(3)	RSUs awarded under Mr. Delgatti’s employment agreement which vested on September 7, 2014. Their value is based on the closing market price of the Company’s Common Stock on September 7, 2014.

Pension Benefits

The following table sets forth information concerning benefits provided for Messrs. Toms and Huckfeldt and Ms. Jacobsen under the Company’s Supplemental Retirement Income Plan (“SRIP”). Mr. Delgatti does not participate in the SRIP:

Name	Plan Name	Present Value of Accumulated Benefit ($)(1)
Paul B. Toms, Jr.	SRIP	$1,480,124
Paul A. Huckfeldt	SRIP	253,496
Anne M. Jacobsen	SRIP	114,787
(1) Assumes a discount rate of 3.5%, based on the Moody’s Composite Bond Rate as of January 31, 2015 (rounded to the nearest 25 basis points).

The SRIP provides a monthly supplemental retirement benefit equal to a specified percentage of the executive’s final average monthly compensation (50% for Mr. Toms and 25% for both Mr. Huckfeldt and Ms. Jacobsen), payable for a 15-year period following the executive’s termination of employment. Final average monthly compensation means the average monthly base salary and any annual incentive awards paid to the executive during the five-year period before his termination of employment with the Company.

An executive becomes vested in 75% of the monthly supplemental benefit if the executive remains continuously employed with the Company until reaching age 60, and is vested in additional 5% increments for each subsequent year that the executive remains continuously employed with the Company. Executives who remain continuously employed to age 65 become fully vested in their monthly supplemental benefit. The monthly retirement benefit for each participant in the plan, regardless of age, will become fully vested and the present value of all plan benefits will be paid to participants in a lump sum upon a change in control of the Company (as discussed under Potential Payments upon Termination or Change in Control, below). Additional information regarding the SRIP can be found under Compensation Discussion and Analysis beginning on page 12.

Potential Payments upon Termination or Change in Control

Supplemental Retirement Income Plan

Upon a change in control of the Company each SRIP participant, regardless of age, will become fully vested and receive the present value of his entire plan benefit in a lump sum payment. A “change in control” includes, subject to certain exceptions:

▪	acquisition, other than from the Company, of more than 50% of the outstanding shares or the combined voting power, of the Company’s Common Stock; or

▪
a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The benefits payable under the SRIP are described further under Pension Benefits above.

The following table provides the estimated lump sum payment each participating named executive officer would have received under the SRIP if a change in control had occurred on the last day of fiscal 2015.

Name	Change in Control – SRIP (1)
Paul B. Toms, Jr.	$2,186,170
Paul A. Huckfeldt	497,577
Anne M. Jacobsen	332,550
(1) Calculated based on historical average salary and bonus amounts for the five-year period ended February 2, 2014 and assuming a discount rate equal to 120% of the short-term (0.49%), mid-term (2.09%) or long-term (3.18%) applicable federal rate for the month of January 2015 depending on the number of years remaining to the participant’s retirement at age 65.

If a SRIP participant were to die while employed by the Company and before payment of his vested benefit begins, his beneficiary will receive a death benefit equal to the participant’s vested benefit, which would be paid in 180 equal monthly payments.

Performance Grants

Outstanding performance grants awarded to the named executive officers provide for a lump sum cash payment to the executive officer if the Company undergoes a “change of control.” The payment would be made on the date of the change of control and would assume that the named executive officer remained continuously employed through the end of the applicable performance period and that the specified target levels defined in the grant agreement had been attained for the applicable performance period. A change of control includes, subject to certain exceptions:

▪	Acquisition, other than from the Company, of more than 50% of the combined voting power of the Company’s Common Stock; or

▪
A majority of the members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

Consistent with evolving best practices in executive compensation, the proposed 2015 Stock Incentive Plan generally provides that where the successor or acquirer agrees in writing prior to the occurrence of a change of control to assume or continue the Company’s outstanding awards, no accelerated vesting, exercisability and/or payment of an outstanding award (or substitute award) shall occur, unless on or after the occurrence of the change of control, the participant’s employment is terminated involuntarily or constructively terminated without cause. See the description of the proposed 2015 Stock Incentive Plan at page 34.

The performance grants also provide for a pro-rated lump sum payment to be made in connection with the death, disability or retirement (as defined in the 2010 Stock Incentive Plan) of the named executive officer. The payment would be made upon the completion of the applicable performance period based on the performance levels actually achieved for the applicable performance period.

The following table provides the estimated aggregate payments to which each named executive officer would have been entitled under his respective performance grants if a change of control, or the executive’s death, disability or retirement, had occurred on the last day of fiscal 2015 (subject to certain assumptions, as specified below).

	Payout under Performance Grants ($)(1)
Name	Change of Control	Death, Disability or Retirement
Paul B. Toms, Jr.	$444,000	$332,999
Paul A. Huckfeldt	196,560	148,199
Michael W. Delgatti, Jr.	208,344	158,896
Anne M. Jacobsen	116,880	89,586
(1)
These amounts include the amounts payable under three-year performance grants awarded January 15, 2013 and April 15, 2014 which are described in the Outstanding Equity Awards at Fiscal Year-End table on page 27. The payout amounts in connection with an executive’s death, disability or retirement assume that the probable level of performance is achieved for the applicable performance periods.

Restricted Stock Units

Outstanding restricted stock units (RSUs) awarded to the named executive officers will vest 100% upon a change of control of the Company and a pro-rated amount will vest upon the executive’s death, disability or retirement (as defined in the 2010 Stock Incentive Plan). A “change of control” of the Company for purposes of the RSUs has the same meaning as for the performance grants described above. The RSU payment would be a lump sum paid on the date of the change of control or as soon as administratively practicable after the vesting date upon the executive’s death, disability or retirement. The following table provides an estimate of the aggregate payments that each named executive officer would have received under the executive’s RSUs if a change of control, or the executive’s death, disability or retirement, had occurred on the last day of fiscal 2015.

	Payout under Restricted Stock Units Upon ($)(1)
Name	Change of Control	Death, Disability or Retirement
Paul B. Toms, Jr.	$-	$-
Paul A. Huckfeldt	92,671	61,234
Michael W. Delgatti, Jr.	187,616	118,558
Anne M. Jacobsen	51,612	31,943
(1)
These amounts include the amounts payable under three-year RSUs awarded February 9, 2012,  January 15, 2013 and April 15, 2014, which are described in the Outstanding Equity Awards at Fiscal Year-End table on page 27, and are calculated based on the closing price of the Company’s Common Stock as of the last day of fiscal 2015.

Executive Life Insurance Program

Under the Company’s executive life insurance program, a death benefit of $2.0 million is payable to Mr. Toms’ designated beneficiary if he dies after his 60th birthday but on or before his 65th birthday and Mr. Toms remains employed with the Company through the date of his death. Mr. Toms’ beneficiary would have received a lump sum payment of $2.0 million had Mr. Toms died on the last day of fiscal 2015.   Messrs. Huckfeldt and Delgatti and Ms. Jacobsen do not participate in the executive life insurance program.

Delgatti Employment Agreement

Mr. Delgatti would receive payments under his employment agreement in connection with his death and upon termination of his employment by the Company without cause. If Mr. Delgatti were to die during the term of his agreement, his estate would receive his salary and annual bonus, prorated through the date of his death. If Mr. Delgatti’s employment is terminated by the Company without cause during the term of his agreement, he would receive his annual bonus, prorated through the date of his termination.

For purposes of Mr. Delgatti’s agreement, “cause” means:

▪	fraud, dishonesty, theft, embezzlement or misconduct injurious to the Company or any of its affiliates;

▪	conviction of, or entry of a plea of guilty or nolo contendere to, a crime that constitutes a felony or other crime involving moral turpitude;

▪	competition with the Company or any of its affiliates;

▪	unauthorized use of any trade secrets of the Company or any of its affiliates or confidential information (as defined in the agreement);

▪	violation of any policy, code or standard of ethics generally applicable to the Company’s employees;

▪	a material breach of fiduciary duties owed to the Company;

▪	excessive and unexcused absenteeism unrelated to a disability; or

▪	after written notice and a reasonable opportunity to cure, gross neglect of assigned duties.

If Mr. Delgatti’s employment is terminated by the Company for cause, he will not receive any post-termination payments (including earned but unpaid annual bonus with respect to any performance year or portion thereof preceding the termination date), other than the salary he had earned through the date his employment terminated.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of February 1, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Approximate number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	0	N/A	554,000
Equity compensation plans not approved by security holders	None	None	None
Total	0	N/A	554,000

(1)
Shares allocable to incentive awards granted under the Company’s 2010 Stock Incentive Plan that expire, are forfeited, lapse or are otherwise terminated or cancelled are added to the shares available for incentive awards under the plan.  Any shares covered by a stock appreciation right are counted as used only to the extent shares are actually issued to a participant when the stock appreciation right is exercised.  Any shares retained by the Company in satisfaction of a participant’s obligation to pay applicable withholding taxes with respect to any incentive award and any shares covered by an incentive award that is settled in cash are added to the shares available for incentive awards under the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires the Company’s executive officers and directors, and any persons owning more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Based solely on its review of Forms 3, 4 and 5 filed during or with respect to the fiscal year end February 1, 2015, and written representations from the Company’s directors and executive officers and certain other reporting persons that no Forms 5 were required to be filed by those persons for that fiscal year, the Company believes that all executive officers, directors and 10% shareholders complied with those filing requirements, except that each of Mr. Delgatti, Mr. Huckfeldt and Ms. Jacobsen were late in filing a Form 4 for one transaction involving an award of restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of April 13, 2015 (unless noted otherwise below) by:

▪	each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock;

▪	each director and director nominee;

▪	each named executive officer; and

▪	all directors and executive officers as a group.

Name	Amount and Nature Of Beneficial Ownership		Percent Of Class
NWQ Investment Management Company, LLC (1)	1,686,869	(1)	15.7%
Franklin Resources, Inc. (2)	1,196,100	(2)	11.1
Dimensional Fund Advisors LP (3)	852,087	(3)	7.9
The Killen Group, Inc. (4)	818,479	(4)	7.6
T. Rowe Price Associates, Inc. (5)	605,750	(5)	5.6
Paul B. Toms, Jr.	124,065	(6)	1.2
W. Christopher Beeler, Jr.	28,611	(7)	*
Henry G. Williamson, Jr.	27,045	(8)	*
E. Larry Ryder	24,441	(9)	*
Michael W. Delgatti, Jr.	21,106	(10)	*
John L. Gregory, III	14,937	(11)	*
Mark F. Schreiber	13,900	(12)	*
David G. Sweet	12,260	(13)	*
Paul A. Huckfeldt	7,731		*
Anne M. Jacobsen	2,539		*
All directors and executive officers as a group (10 persons)	276,635		2.6

*      Less than one percent.
(1)
The beneficial ownership information for NWQ Investment Management Company, LLC is based upon a Schedule 13G/A filed with the SEC on January 29, 2015. The Schedule 13G/A indicates that NWQ Investment Management Company, LLC, a registered investment adviser, has sole disposition power and sole voting power with respect to all 1,686,869 shares. The principal business address of NWQ Investment Management Company is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.

(2)
The beneficial ownership information for Franklin Resources, Inc. is based upon a Schedule 13G/A filed with the SEC on February 9, 2015. Franklin Resources, Inc., its subsidiary Franklin Advisory Services, LLC, and Charles B. Johnson and Rupert H. Johnson, Jr. (holders of more than 10% of the common stock of Franklin Resources, Inc.), reported holdings of the Company’s Common Stock beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of subsidiaries of Franklin Resources, Inc. Franklin Resources, Inc. reported that Franklin Advisory Services, LLC has sole voting power for 1,125,600 shares and sole disposition power for all 1,196,100 shares. The principal business address of Franklin Resources, Inc., Charles B. Rupert and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, California 94403-1906. The principal business address for Franklin Advisory Services, LLC is One Parker Plaza, Ninth Floor, Fort Lee, New Jersey 07024-2938.

(3)
The beneficial ownership information for Dimensional Fund Advisors LP is based upon a Schedule 13G/A filed with the SEC on February 5, 2015. The Schedule 13G/A indicates that Dimensional Fund Advisors LP, a registered investment adviser that furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”), reported holdings of the Company’s Common Stock beneficially owned by the Funds. Dimensional Fund Advisors LP reported that either it or its subsidiaries may possess voting and/or investment power over the Company’s Common Stock owned by the Funds, but disclaimed beneficial ownership of such Company Common Stock.  The principal business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
The beneficial ownership information for The Killen Group, Inc. is based upon a Schedule 13G/A filed with the SEC on February 12, 2015. The Schedule 13G/A indicates that The Killen Group, Inc., a registered investment adviser, has sole disposition power with respect all 818,479 shares and sole voting power with respect to 714,799 shares. The principal business address of The Killen Group, Inc. is 1189 Lancaster Ave., Berwyn, Pennsylvania 19312.

(5)
The beneficial ownership information for T. Rowe Price Associates, Inc. is based upon a Schedule 13G/A filed with the SEC on February 12, 2015.  T. Rowe Price Associates, Inc., a registered investment adviser, reported that it has sole voting power for 113,050 shares and sole disposition power for all 605,750 shares, and that T. Rowe Price Small-Cap Value Fund, Inc., a registered investment company, has sole voting power for 492,700 of the shares. The principal business address of T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)	Mr. Toms has sole voting and disposition power with respect to 92,521 shares and shared voting and disposition power with respect to 31,544 shares.
(7)	Mr. Beeler has sole voting power with respect to 28,611 shares and sole disposition power with respect to 23,846 shares.
(8)	Mr. Williamson has sole voting power with respect to 14,545 shares, sole disposition power with respect to 9,780 shares and shared voting and disposition power with respect to 12,500 shares.
(9)	Mr. Ryder has sole voting power with respect to 24,441 shares and sole disposition power with respect to 21,543 shares.
(10)	Mr. Delgatti has sole voting and disposition power with respect to 6,422 shares, and shared voting and disposition power with respect to 14,684 shares.
(11)	Mr. Gregory has sole voting power with respect to 14,937 shares and sole disposition power with respect to 10,728 shares.
(12)	Mr. Schreiber has sole voting power with respect to 13,900 shares and sole disposition power with respect to 9,246 shares.
(13)	Mr. Sweet has sole voting power with respect to 12,260 shares and sole disposition power with respect to 7,717 shares.

PROPOSAL TWO
APPROVAL OF THE 2015 AMENDMENT AND RESTATEMENT
 OF THE HOOKER FURNITURE COPORATION STOCK INCENTIVE PLAN

The Board of Directors has adopted the 2015 Amendment and Restatement of the Hooker Furniture Corporation 2010 Stock Incentive Plan (the “2015 Stock Incentive Plan”) and directed that it be submitted to our shareholders for approval.

Background.  The Company is requesting shareholders approve the 2015 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan (the "2015 Plan" or the “Plan”), the primary purpose of which is to (a) ensure the Company has a compensation plan under which it may award equity to its executive employees and (b) constitute re-approval of the Plan’s performance criteria for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).  Importantly, the 2015 Plan does not add any shares to the total reserve available for issuance under the 2010 Stock Incentive Plan, and this proposal is not seeking approval of any increase in the number of available shares.

Stock Incentive Plan Highlights.  The Plan was originally authorized by the Company's Board of Directors in 2005 and has been approved two times by shareholders, most recently in 2010. The Plan is designed to benefit the Company and its shareholders by attracting and retaining the best executive talent, motivating management and other key service providers by aligning their interests with shareholders. The Plan also provides for grants of stock incentives to non-employee members of the Board of Directors for their services as well as to non-employee service providers.  The 2015 Plan will become effective on June 4, 2015 if approved by shareholders.

•	The Plan authorizes a variety of equity-based and cash-based award types to provide flexibility in our compensation program. Award types are described below on page 38.

•
Performance grants (payable in cash or shares of Company stock) and restricted stock units are the primary historical long-term award types made to our named executive officers linking a significant portion of each named executive’s officer’s and certain other executives compensation to the Company’s growth, and fostering retention through continued employment as follows:

o
Performance grants are critical to our pay for performance philosophy and have been linked most recently to the Company’s earnings per share growth to fully align management with shareholder interests as discussed in the Compensation Discussion and Analysis on page 12.

o	Restricted stock units enhance existing retention incentives for the Company’s management team, and promote continued employment through the vesting period and mitigate short-term risk taking.

•
Annual restricted stock awards to the Company’s non-employee directors approximate 50% of their annual cash retainer fees, as discussed on page 9, and are subject to vesting, and anti-hedging requirements that align their interests with our shareholders, as described on page 10.

•	Executive officers are also covered by anti-hedging requirements that align their interests with our shareholders as described on page 23.

•	The Company’s long-term compensation program is highly selective and is an important management succession planning and retention tool.

•	These programs are authorized under our 2010 Amendment and Restatement of the 2005 Stock Incentive Plan (the “2010 Plan”).

No New Shares Requested.

•
No new shares of Company common stock are being requested for the 2015 Plan.  Instead, the 2015 Plan authorizes for issuance the number of shares that remain available under the 2010 Plan as of June 4, 2015. As of May 1, 2015, the number of shares that were available for issuance under the 2010 Plan was approximately 544,000.

•
Shares of our common stock allocable to awards (or any portions thereof) previously granted under the 2010 Plan that expire, are forfeited, or otherwise terminate unexercised after June 4, 2015 will be added to the shares reserved for issuance under the 2015 Plan and may be used for new awards under the 2015 Plan.  As of May 1, 2015, approximately 117,000 shares are allocable to outstanding, unvested awards previously granted under the 2010 Plan.

•	The Committee estimates that the number of shares reserved under the 2015 Plan will be sufficient to make incentive awards for the next five years.

Key Features Retained from the 2010 Plan.  Important aspects of 2010 Plan that have been retained for the 2015 Plan, and our historical award practices under the 2010 Plan, include:

•	Performance grants vest only upon the satisfactory achievement of pre-established performance objectives.

•	The Plan does not allow for discounted options, reload options, or for the re-pricing of stock options or stock appreciation rights.

•
Other than for non-employee directors, a minimum three-year vesting period for service-based restricted stock and units and minimum one-year vesting period for all performance-based awards (e.g., grants, shares, restricted stock and units).

•	The Plan provides for administration by an independent subcommittee of the Compensation Committee.

•	The Plan continues the individual award limits described on page 37.

•	The Plan does not contain a "liberal" change of control definition.

Key New Features of the 2015 Plan.  Important new features of the 2015 Plan include:

•
Annual restricted stock awards for non-employee directors do not vest unless the director remains in service to the next annual meeting following annual shareholder meeting. This is a change from a three-year vesting schedule for non-employee directors under the 2010 plan and was adopted to more closely align total director compensation with the director’s term of service.

•	Plan provision prohibiting the current payment of dividends or dividend equivalents on unearned unvested performance awards or restricted stock awards or units to employees.

•	Awards may not become payable or accelerated merely upon the occurrence of a change of control, but rather only in connection with certain events relating to a change of control (explained below).

•	Awards are subject to the Company’s compensation recoupment policy, as described on page 21.

•	A five-year term, setting a maximum time limit for making awards under the 2015 Plan.

Grant Practices.  The Company makes performance-based grants tied to pre-established financial metrics that vest only if such performance is achieved (payable in cash or shares), historically subject to  three-year performance periods (with a one-year minimum vesting requirement) are subject to Service-based restricted stock awards or units a minimum three-year vesting requirement. These grant practices have resulted in a conservative "burn" rate (the speed with which the Company uses its shares available for awards) and a low dilutive effect (small impact of awards of Company stock relative to total shares outstanding). We do not anticipate making any changes in our grant practices, other than the changes described above.

•
To date, our annualized average number of shares awarded over the life of the 2010 Plan is approximately 37,000. As of May 1, 2015, approximately 544,000, shares remain available for award under the 2010 Plan. Over the life of the 2010 Plan, excluding grants to non-employee directors, approximately 60% of awards were performance grants, with approximately 40% awarded as restricted stock or units for retention purposes.

•	The Company’s average burn rate (the number of shares granted divided by the undiluted weighted average number of common shares outstanding) over the last three years was approximately 0.5%.

•
The Company’s equity overhang at the end of fiscal 2015 was approximately 6%. Our overhang is defined as the number of shares subject to outstanding equity awards plus the number available for grant of future equity awards (“available equity award shares”), divided by total common shares outstanding plus the available equity share awards.

The complete text of the 2015 Plan is set forth as Appendix A to this proxy statement. The following summary of certain provisions of the 2015 Plan is qualified by reference to the Plan’s text.

Eligibility.  Participants in the 2015 Plan are those current and future employees, consultants, and non-employee directors of the Company who can make a significant impact on the growth and performance of the Company's business and to whom the Committee, in its discretion, makes an award. There are currently approximately 675 employees and consultants who are eligible to participate in the 2015 Plan (21 of whom are officers) and five non-employee directors who would be eligible for awards under the 2015 Plan.

Shares Subject to the Plan. No new shares of Company common stock are being requested for the 2015 Plan.  Instead, the 2015 Plan authorizes for issuance the number of shares that remain available under the 2010 Plan as of June 4, 2015.  Shares of our common stock allocable to awards (or any portions thereof) previously granted under the 2010 Plan that expire, are forfeited, or otherwise terminate unexercised after June 4, 2015 will be added to the shares reserved for issuance under the 2015 Plan and may be used for new awards under the 2015 Plan.

The number of shares reserved is subject to adjustment to reflect subsequent stock dividends, extraordinary cash dividends, recapitalization, mergers, consolidations, stock splits, spin-offs and similar matters. While there is no required allocation of this aggregate amount between the various types of awards, our practice has been to allocate the majority of the shares to performance grants and restricted stock awards and units.

Individual Award Limits. The maximum award authorized for any individual in any fiscal year is 75,000 shares, and the maximum cash payment that can be made to any participant during any single fiscal year under an incentive award is $500,000

Share Usage. If an award is canceled, forfeited or otherwise terminated, then the shares subject to the award will again be available under the 2015 Plan. Shares issued through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity will not reduce the maximum number available under the Plan.

However, any shares (i) retained or withheld to satisfy a participant’s tax withholding obligations, (ii) issued upon the exercise or vesting or distribution of an award, (iii) tendered by a participant or withheld in payment for an award, (iv) subject to a stock appreciation right that are not issued in connection with a stock settlement or exercise, and (v) acquired by the Company in the open market or otherwise using cash proceeds from the exercise of options, will be counted against the maximum number of shares available and may not be used again for any award under the 2015 Plan.

Share Price. Our common stock is traded on the NASDAQ Global Select Market under the symbol “HOFT.”  The last reported sales price of our common stock on April 13, 2015 was $22.51.

Plan Term.  The Plan will terminate at the close of business on June 5, 2020 (unless earlier terminated), but the termination will not affect any awards with performance or restriction periods which extend beyond such date.

Administration. The 2015 Plan is administered by our Compensation Committee (including a subcommittee) and its members must be (i) “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “independent directors”, including as members of a compensation committee under NASDAQ rules.  The Committee has the authority to interpret the plan, determine awards and their terms, establish or waive any rules, and make any other determination in administering the Plan, including, but not limited to, determining the timing of when any termination of employment occurs for purposes of the Plan.  The Committee’s decisions will be final and conclusive.  The Committee also has the authority to appoint a subcommittee to administer the 2015 Plan.

Performance Award Types.

Performance Grants. Performance grants are the rights to receive cash or shares of our common stock subject to the achievement of pre-established performance goals.  Performance grants are specifically designed to qualify as “performance-based compensation” for purposes of Code Section 162(m). A performance grant is subject to a one-year minimum vesting period. A performance grant is only paid  upon the certification by the Committee that the performance goals with respect to the award are met.

Performance Shares.  Performance Shares are shares of our common stock that will be issued if performance goals established by the Committee are attained, and may be designed to qualify as “performance-based compensation” for purposes of Code Section 162(m), in which case the awards will generally be subject to the same requirements that apply to performance grants described above and below under the goal setting process.  Otherwise, performance goals and other terms and conditions of the awards may be set by the Committee in its discretion, provided that such awards are subject to a one-year minimum vesting period.

Performance Share Units.  Performance share units are rights to receive shares of our common stock (or cash in lieu of shares) subject to performance-based vesting conditions. Performance Share units are similar to restricted stock except that shares of our common stock are not issued (or cash in lieu of shares not paid) until vesting conditions of the award are satisfied, as determined by the Committee. Performance share units may be settled in shares of our common stock, in cash or any combination of both. The Committee may choose to design the award to qualify as “performance-based compensation” for purposes of Code Section 162(m), in which case the awards will generally be subject to the same requirements that apply to performance grants and performance shares described above and below under the goal setting process.

Common Terms for Performance Grants, Performance Shares and Performance Share Units. With respect to these awards, the Committee may provide that the performance award is paid at the target level prior to the attainment of performance goals in the event of a participant’s death, disability or involuntary or constructive termination following a change of control of the Company as described on page 29.

The Committee may also provide for the deferral of payments under such awards subject to the requirements of Code Section 409A.  The Plan also gives the Committee the right to provide for dividend equivalents on such awards, which may not be settled or paid until and unless the underlying award to which the dividend equivalent relates vests.

Goal Setting Process for Code Section 162(m).

Threshold, Target & Maximum Performance levels. The Committee will establish a threshold, target and maximum performance goal or goals for an award at the beginning of the applicable performance period, which need not be the same for all participants. At the time it establishes the performance targets the Committee will establish the formula or other methodology for determining the performance award that will be earned based on the level of achievement of the performance target or targets, including setting any threshold or maximum payouts for any target objective in any performance period. Performance grants must be made prior to the 90th day after the start of the period to which the grant relates, or if earlier, before the completion of 25% of that period.

The Committee may not make any payout greater than the amount earned under the established formula or methodology. The Committee may, in its discretion and when determined to be in the best interests of the Company, reduce the amount paid pursuant to an earned award.

Payout.  Prior to making a performance award payment following expiration of the performance period, the Committee will certify in writing the level of achievement of the applicable performance goal(s) and the amount of payments to be made to each participant. Performance will be measured against the performance targets, and the Committee will determine what portion of a performance award is earned based on the established methodology, up to the stated maximum limit. Any payment of a performance award made in Company stock shall be based on the fair market value of a share of the Company’s common stock on the payment date.  Fair market value shall mean the closing price per share of the Company’s common stock on the exchange on which the stock has the highest trading volume.

The payment of any performance award shall be made as soon as practicable following the determination and written certification of the Committee for the applicable performance period, but in no event later than two and one-half months after the end of the calendar year in which the performance period ends (subject to any deferred payment authorized by the Committee). The timing and delivery of all such awards is intended to comply with Code Section 409A.

Qualifying Performance Measures/Criteria. The Committee may establish performance criteria (including levels of required achievement where appropriate), determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of, or the amount payable pursuant to an award (including any cash payment) which criteria may be based on qualifying performance criteria or other standards of financial performance and/ or personal performance evaluations.

Performance goals or objectives will be based upon one or more of the following criteria: market value of the Company Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest and taxes (EBIT); any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total stockholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation.

Such criteria may be applied to the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may also be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis.

The performance criteria may also be measured including or excluding non-recurring, unusual items such as restructuring charges, casualty losses, insurance recoveries, and other unusual, non-recurring items, including but not limited to currency fluctuations, items excluded from the calculation of earnings publicly reported by the Company in relation to an earnings announcement, litigation or claims judgments or settlements, accruals for reorganizations and restructuring programs and the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results.

To the extent consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance of a qualifying performance measure if it determines that certain non-recurring, unusual or non-operational items have materially affected the fairness of the performance goals and have unduly affected the Company’s ability to meet them.

Restricted Stock and Units (Service-Based).  The Committee may also grant restricted stock or restricted stock units, which are not subject to performance objectives. An award of restricted stock is an award of actual shares of common stock subject to restrictions and forfeiture, whereas a unit represents the right to receive one share of common stock, subject to restrictions and forfeiture. Such awards may be payable in shares of common stock or cash or any combination thereof.

Holders of restricted stock may be entitled to voting rights with respect to such shares during the restriction period, in contrast to unit holders who have no voting rights. The Committee may provide for dividend equivalents on restricted stock and units, which shall not be settled or paid until and unless the underlying award to which the dividend equivalent relates vests. The minimum vesting period for service-based restricted stock and units is three years from the date of the grant on a graded (no more frequently than annually) basis or a cliff basis; provided, however, that the Committee may provide that such awards will vest earlier upon a change of control (described below) and may also be eligible for earlier pro rata vesting in connection with a termination of employment on account of death, disability or retirement (as defined in the Plan).

Stock Options.  The Committee may also grant stock options to participants.  Under the terms of the Plan, the exercise for stock options must equal the fair market value of the Company’s common stock on the date of grant and the term of any option may not exceed ten years.  In addition, no incentive stock option may be granted to any participant who at the time of such grant, owns more than ten-percent of the total combined voting power of all classes of stock of the Company, unless the exercise price thereof is at least 110% of the fair market value of the Company’s common stock on the date the option is granted and the term of any incentive stock option granted to such a participant may not exceed five years.  Otherwise, the Committee has discretion to determine any other terms and conditions otherwise consistent with the Plan, including the vesting period.  The Plan prohibits repricing of stock options without prior shareholder approval, and also prohibits any stock option from including provisions that reload the option or extend the term of the option beyond what is specified in the Plan or grant agreement. Options granted under the Plan may be either incentive stock options qualifying under Code Section 422 (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”).  The exercise price of an option may be paid through various means acceptable to the Committee as described in the Plan.

Stock Appreciation Rights.  The Committee may also grant stock appreciation rights to participants.  A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted.  Stock appreciation rights may be paid in stock, cash or a combination thereof.  Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option.  Stock appreciation rights may not have a term of more than ten years and are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. The Plan prohibits repricing of stock appreciation rights without prior shareholder approval and also prohibits any stock appreciation right from including provisions that reload the right or extend the term of the right beyond what is specified in the Plan or grant agreement.

Non-Employee Director Awards. Each non-employee director will receive an award of restricted stock on the third business day following the Company’s annual meeting and on the third business day following each of the four annual meetings thereafter.  The number of shares of restricted stock awarded to each non-employee director is determined by dividing fifty-percent of the total annual fees payable for serving as a non-employee director during the twelve-month period beginning on the date of the annual meeting that immediately precedes the grant date, by the fair market value of the Company’s common stock on the grant date, and rounding to the nearest whole share. The award will become fully vested, and the restrictions applicable to the award will lapse, (i) on the annual meeting date next following the grant date of the restricted stock award, or (ii) if earlier, the date on which the first of the following events occur: the non-employee director dies, is disabled, the annual meeting following the non-employee director’s attainment of age seventy-five, or a change of control of the Company as defined below.

Change of Control.  A change of control of the Company generally means the date on which the Company experiences a change in ownership or effective control as follows:

•	Acquisition, other than from the Company, of more than 50% of the combined voting power of the Company’s common stock; or

•
A majority of the members of the Board is replaced during a twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

To the extent required to avoid the adverse tax consequences under Code Section 409A, a change of control shall be deemed to occur only to the extent it also meets the requirements for a change of control event for purposes of Code Section 409A.

Double Trigger Event. Under the terms of the Plan, the Committee may provide in an award agreement that, in the event of a change of control where the Company is the surviving entity, or where the successor or acquirer agrees in writing prior to the occurrence of a change of control to assume or continue the Company’s outstanding awards, no accelerated vesting, exercisability and/or payment of an outstanding award (or substitute award) shall occur, unless:

•	on or after the occurrence of the change of control, the participant’s employment is terminated involuntarily or constructively terminated without cause.

In such cases, upon the second trigger (e.g., involuntary termination of employment (including constructive termination), absent cause) holders of such awards shall be entitled to accelerated vesting, settlement and payment in cash.  This treatment shall only apply to outstanding awards (with award agreements or terms and conditions) in place prior to the change of control.

Trigger Event where No Assumption of Awards. In the event the Company is not the surviving entity in a change of control, and where the successor does not agree to assume the Plan’s outstanding awards, or to provide participants with substitute equivalent awards, prior to the change of control, then upon the occurrence of the change of control,

•
Shares (or cash) covered by any performance-based award (e.g. grant, share or unit) shall immediately vest, provided that payment of such award shall be computed on the award’s performance terms based on actual performance achieved to the date of the change of control.

•	Shares (or cash) covered by any service-based restricted stock award or unit shall immediately vest in full; and

•	Shares (or cash) covered by any stock option award or stock appreciation award shall vest in full and the award shall become immediately exercisable.

The settlement of performance grants, shares or units may be made in cash or stock.

Amendment.  The Committee may amend the Plan, except that no amendment may be made without shareholder approval if such amendment would increase the aggregate number of shares granted or securities issued under the 2015 Plan, or would, by applicable rule or law, require such approval.

Recoupment.  All Incentive Awards granted under the 2015 Plan shall be subject to the Company’s compensation recoupment policy described on page 21.

Restrictive Covenants.  The Committee may include in an award’s terms and conditions restrictive covenants relating to confidentiality, non-solicitation and non-competition, which if violated by the participant may result in forfeiture or cancellation of the award.

Transferability.  Participants’ interests in performance grants, shares or units, incentive awards, restricted stock, restricted stock units, and stock appreciation rights are not transferable prior to payment, or exercise of the award, as the case may be.  Non-statutory stock options are transferable but only to the extent provided by the Committee in the award agreement and as permitted by applicable securities laws.  Incentive stock options are not transferable except by will or the laws of descent or distribution.

Federal Income Tax Consequences.  The following is a summary of certain tax consequences under U.S. federal income tax law as of the date of this proxy statement. It is not intended to be a complete discussion of all tax consequences. Participants should consult with their own tax and legal advisors. Participants will be subject to applicable statutory withholding.

Performance Grants, Performance Shares and Performance Units.  Generally, a participant will not recognize taxable income upon the grant of performance grants, shares or units. When stock or cash is issued in settlement of performance grants, shares or units, a participant will generally realize ordinary income equal to the fair market value of the stock and/or cash issued with respect to the performance grant, share or unit. Subject to the Code Section 162(m) deduction limitations described below, the Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to the performance grant, share or unit.

Restricted Stock. Unless the participant makes an election under Code Section 83(b), restricted stock will not be taxable when awarded, and the Company will not be entitled to a deduction at such time. When the restrictions lapse, the participant will be treated as receiving taxable compensation in the amount equal to the difference between the fair market value of the shares (and also including any dividend equivalents credited to such award if any) on such date and the purchase price paid for the restricted stock, if any, and, subject to the Section 162(m) deduction limitations described below, the Company will be entitled to a corresponding deduction.

Alternatively, a participant may elect, pursuant to Code Section 83(b), immediate recognition of income at the time of receipt of restricted stock (but not restricted stock units). If the election is made within thirty days of the date of grant, the participant will recognize the difference between the fair market value of the restricted stock at the time of grant and the purchase price paid for the restricted stock, if any, as income, and we will be entitled to a corresponding deduction. Any change in the value of the shares after the date of grant will be taxed as a capital gain or loss only if and when the shares are disposed of by the participant. Dividends paid with respect to these shares will not be deductible by us. A Section 83(b) election is irrevocable. If this tax treatment is elected, and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Restricted Stock Units. A participant does not recognize taxable income on the grant of units, but does recognize ordinary income when shares are delivered in settlement of the units (also including any dividend equivalents credited to such award during the vesting period). The amount of this ordinary income will be the fair market value of the shares on that date of any shares delivered, plus the amount of cash paid. Subject to the deduction limitations of Section 162(m) described below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of units.

Stock Options. Incentive stock options (“ISOs”) and non-statutory stock options (“NQSOs”) are treated differently for federal income tax purposes.  ISOs are intended to comply with the requirements of Code Section 422.  NQSOs do not comply with such requirements.

A participant is not taxed on the grant or exercise of an ISO.  The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax.  If any participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long term capital gain.  The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).  If a participant disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition.  The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above.  If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify for the tax treatment described above, the grant of the options must satisfy various other conditions more fully described in the Code.  The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment.  In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

A participant is not taxed on the grant of a NQSO.  On exercise, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise.  The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income.  The participant’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise.  The Company does not receive a deduction for this gain.

Cash Incentive Awards. A participant will have taxable income at the time an incentive award becomes payable, and if the participant has timely elected to a later date, and the applicable requirements of Code Section 409A are met at such later date.  At that time, the participant will recognize ordinary income to the value of the amount then payable.

Code Section 409A. Section 409A regulates the time and form of payment of nonqualified deferred compensation. Certain awards provided under the 2015 Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A. While it is our current intent to have awards either be exempt from or comply with the requirements of Section 409A, there can be no assurance that awards made under the 2015 Plan will satisfy those requirements. In the event that an award is subject to Section 409A, but does not satisfy the requirements of Section 409A, then the affected participant may be subject to immediate income inclusion of the deferred amounts, an additional 20% tax on amounts deferred, as well as interest on such amounts from the date when such amounts became vested.

Our Income Tax Deduction. Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions do not apply (including the limitations under Code Section 162(m) and 280G), we usually will be entitled to a business expense deduction when and for the amount that a participant recognizes ordinary compensation income in connection with an incentive award, as described above.

New Plan Benefits.  The 2015 Plan provides for annual restricted stock grants to non-employee directors in accordance with the formula described above in the section captioned “Non-Employee Director Awards.”

We anticipate that additional awards will be granted to our executive officers and other employees if the 2015 Plan is approved by our shareholders.  The amount of future awards to be received by executive officers, other employees or consultants in any particular year is not currently determinable because such awards are within the discretion of the Committee and the Committee has not determined those future awards or who might receive them.  However, in recent years, the Committee has authorized long-term grants to our named executive officers (and to a non-executive officer) in the form of performance grants and restricted stock units as described on beginning on page 18 in the CD&A.

The following table shows information regarding annual restricted stock awards that automatically will be granted to our non-employee directors if the 2015 Plan is approved by shareholders, assuming those awards are granted on June 9, 2015.

Benefits under the 2015 Plan

	Dollar Value (1)	Number of Shares (1)
Non-Employee Director Group	$112,250	4,987

(1)
Restricted Stock Awards for Non-employee Directors. The dollar amount shown for these restricted stock awards is equal to 50% of the total fees we expect to pay to our non-employee directors as a group for the 12-month period beginning on June 4, 2015, (the date of this annual shareholders meeting), which would then be divided by the fair market value of our common stock on June 9, 2015 (the date on which the restricted stock would is assumed to be granted).  The number of shares shown for these awards is based on the closing price of our common stock on April 13, 2015, which was $22.51. The actual dollar value and number of shares of restricted stock awarded will depend on the closing price of our common stock as of the date on which the award is granted.

Vote required for Approval. The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the 2015 Plan, provided that at least a majority of the outstanding shares vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2015 AMENDMENT AND RESTATEMENT OF THE HOOKER FURNITURE CORPORATION STOCK INCENTIVE PLAN.

PROPOSAL THREE
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016, subject to ratification by the shareholders. Action by the shareholders is not required by law in the selection of the Company’s independent registered public accounting firm, but the Company submits their selection in order to give shareholders an opportunity to ratify the Audit Committee’s selection of KPMG. If the shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection of the Company’s independent registered public accounting firm. Unless otherwise specified, shares represented by proxies will be voted for the ratification of the selection of KPMG, as the Company’s independent registered public accounting firm for fiscal 2016. KPMG has served as the Company’s independent registered public accounting firm since fiscal 2003.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed to the Company by KPMG for the:

▪	fiscal year ended February 1, 2015, and

▪	fiscal year ended February 2, 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees	$544,000	$656,000
Audit-Related Fees	None	None
Tax Fees	40,000	76,000
All Other Fees	None	None

Audit Fees include KPMG’s fees for audit services, including the audits of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q and review of SEC filings.

Audit-Related Fees include fees billed by KPMG during the periods reported for audit-related services not otherwise reported in Audit Fees.

Tax Fees include fees billed by KPMG for federal, state and international tax planning and compliance services and advice.  For both fiscal 2015 and fiscal 2014, tax matters included consulting in connection with international tax planning and compliance.

Audit Committee Pre-approval of Audit and Non-Audit Services

The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by KPMG, the Company’s auditing firm. The Audit Committee has authorized the Committee Chair to pre-approve those services between meetings of the Committee up to $25,000 during any fiscal quarter and $50,000 during any fiscal year. The Committee Chair must report any pre-approval to the Committee at its next meeting. Less than 1% of aggregate audit-related fees and tax fees for each fiscal year presented above was approved by the Committee pursuant to the de minimis waiver of the pre-approval requirement set forth in Regulation S-X 2.01(c)(7)(i)(C).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2016.

PROPOSAL FOUR
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. Consistent with a majority of the advisory votes cast at the 2011 Annual Meeting of Shareholders and the recommendation of the Company’s Board of Directors, the Company will hold a shareholder advisory vote to approve the compensation of its named executive officers annually until the next vote on the frequency of such advisory votes, which is expected to occur in 2017. The Company encourages shareholders to read the disclosures under Executive Compensation, beginning on page 12, which include the Compensation Discussion and Analysis, the compensation tables and the narratives that accompany those tables, for more information concerning the Company’s compensation philosophy, programs and practices, the compensation and governance-related actions taken in fiscal 2015 and the compensation awarded to the named executive officers.

As described under the Compensation Discussion and Analysis, the Company’s executive compensation programs are designed to:

▪	attract and retain highly qualified executives who will contribute significantly to the success and financial growth of the Company and enhance value for shareholders; and

▪	motivate and appropriately reward executives when they achieve the Company’s financial and business goals and meet their individual performance objectives.

The Board believes that the Company’s executive compensation program satisfies these objectives and is worthy of shareholder support. In determining whether to approve this proposal, the Board believes that shareholders should consider the following:

Independent Compensation Committee.  Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee regularly meets in executive session, without executive officers present, in determining annual compensation. The Compensation Committee, at its sole discretion, may obtain data, analysis and input from an independent compensation consultant.

Compensation is Tied to Performance.  Key elements of the Company’s compensation program, including annual cash incentives and certain long-term incentive awards, are aligned with financial and operational objectives established in the Board-approved annual operating plan.  As a result, a meaningful portion of each executive’s total compensation is “at risk” and is earned only if a threshold level of targeted performance is achieved.

Balanced Compensation Structure.  Total cash compensation is allocated between base salary and an annual incentive opportunity tied directly to objective and quantifiable measures of the Company’s business performance.  Long-term incentive awards are balanced between those that are earned only if specific performance measures are met and those that are earned if an executive remains in continuous employment for a sustained period.  Retirement and life insurance benefits are only provided if an executive remains employed to a specified age.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers described in this proxy statement. This vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. To the extent there is any significant vote against named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote that proxy at their discretion.

ADDITIONAL INFORMATION

Shareholder Proposals for 2016 Annual Meeting

The Company plans to hold the 2016 Annual Meeting on June 2, 2016. The Company’s bylaws (Article II, Section 1) provide that for business to be properly brought before an Annual Meeting by a shareholder of record, the shareholder must, in addition to meeting other applicable requirements, give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2015 Annual Meeting, the notice must be received no later than January 2, 2016. The shareholder’s notice must include:

▪	the name and address of the shareholder, as they appear on the Company’s stock transfer books;

▪	the number of shares of stock of the Company beneficially owned by the shareholder;

▪	a representation that the shareholder is a record holder at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

▪	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and

▪	any interest that the shareholder may have in such business.

The proxies for the 2016 Annual Meeting will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided written notice before March 17, 2016.

A proposal that any shareholder desires to have included in the proxy statement for the 2016 Annual Meeting of shareholders must be received by the Company no later than January 2, 2016 and must comply with the SEC rules regarding shareholder proposals.

Shareholder Communications

Shareholders may send written communications to the Board of Directors c/o Secretary, Hooker Furniture Corporation, P.O. Box 4708, Martinsville, Virginia 24115-4708.

By Order of the Board of Directors, Robert W. Sherwood Secretary

May 1, 2015

Appendix A

2015 AMENDMENT AND RESTATEMENT

OF THE

HOOKER FURNITURE CORPORATION STOCK INCENTIVE PLAN

1. Purpose.  This 2015 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan (the “Plan”) is designed to support the overall compensation philosophy and objectives of Hooker Furniture Corporation (the “Company”) to attract, retain, motivate and appropriately reward talented employee and other service providers who can contribute significantly to the Company’s financial growth and success and enhance value for the Company’s stockholders.  The Plan seeks to further these objectives through the use of equity-based and cash incentives that provide value to employees and other service providers in proportion to the Company’s overall performance or the achievement of key business goals, that align the interests of employees and other service providers with those of the Company’s stockholders, and that encourage employees to remain with the Company and maximize its future performance.  The Plan also provides for grants of stock incentives to compensate non-employee members of the Company’s Board of Directors for their services.

The Plan is an amendment and restatement of the 2010 Amendment and Restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan (the “Prior Plan”).  No additional incentive awards may be granted under the Prior Plan on or after the Effective Date of this Plan, although awards previously granted under the Prior Plan that remain outstanding on or after the Effective Date of this Plan shall continue to be governed by the terms of the Prior Plan.  Shares of Company Stock subject to outstanding incentive awards granted under the Prior Plan that expire, are forfeited or otherwise terminate unexercised may be subjected to Incentive Awards granted under this Plan, as provided in Section 4.

2. Definitions.   As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any Performance Grant, award of Performance Shares, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Share Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Award” means any Incentive Award or Director Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the date on which the Company experiences a change in ownership (as described in subsection (i)) or a change in effective control (as described in subsection (ii)):

(i) any person or more than one person acting as a group acquires beneficial ownership of Company stock that, together with the Company stock already held by such person or group, represents more than 50 percent of the total voting power of the Company stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total voting power of the Company stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this subsection (i);

(ii) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii).

For purposes of this Section 2(e), the term “group” shall have the same meaning as in Section 13(d)(3) of the Act, modified to the extent necessary to comply with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions). The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision).  Notwithstanding anything in this Section 2(e) to the contrary, an event which does not constitute a change in the ownership or a change in the effective control of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

(f)  “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time.  Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(g) “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(h) “Company” means Hooker Furniture Corporation.

(i) “Company Stock” means the common stock of the Company.  In the event of a change in the capital structure of the Company (as provided in Section 20), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.  Shares of Company Stock may be issued under this Plan without cash consideration.

(j) “Consultant” means any natural person providing bona fide services to the Company or a Related Company other than as an Employee or as an Outside Director.

(k) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to a Director Award, the Board) grants the award; (ii)  with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee (or, with respect to a Director Award, the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option.  With respect to any Award, the Committee (and, with respect to any Director Award, the Board) may specify a future date on which the grant is to be granted or become effective.

(l) “Director Award” means any share of Restricted Stock awarded to an Outside Director pursuant to Section 13 of the Plan.

(m) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3).  As to all other Awards, the Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive; provided, however, that for any Incentive Award that is subject to Code section 409A, Disability (or variations thereof) shall mean a disability defined in Code section 409A(a)(2)(C) and Section 1.409A-3(i)(4) of the Treasury Regulations (or any successor provision).

(n) “Effective Date” means the date described in Section 17 of the Plan.

(o) “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(p) “Employer” means the Company or Related Company with respect to which an Employee provides services.

(q) “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock has the highest trading volume on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(r) “Grant Agreement” means the written or electronic agreement between the Company and a Participant containing the terms and conditions with respect to an Award.  The Committee may in its discretion waive any requirement that a Participant execute the Grant Agreement and treat the Participant’s acceptance of the award as his or her agreement to the terms of the Grant Agreement instead.

(s) “Incentive Award” means any Performance Grant, Performance Share, Option, Stock Appreciation Right, share of Restricted Stock, Restricted Stock Unit or Performance Share Unit awarded to a Service Provider under the Plan.

(t) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(u) “Non-Option Award” means an Award other than an Option or Stock Appreciation Right.

(v) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(w) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 10.

(x) “Outside Director” means a member of the Board who is not an Employee and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

(y) “Participant” means any Service Provider or Outside Director who receives an Award under the Plan.

(z) “Performance Criteria” means any one or more of the performance criteria listed below as applied to the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis. The performance criteria may be measured including or excluding items unusual in nature or non-recurring, such as restructuring charges, casualty losses, insurance recoveries, or similar items. The performance criteria may include:  market value of the Company Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest and taxes (EBIT); any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total stockholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation.

(aa) “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.  Performance Goals with respect to Performance Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Any member of a comparator group or index that ceases to exist as a separate entity during a measurement period shall be disregarded for the entire measurement period.  Performance goals need not be based upon an increase or positive result under a Performance Criteria and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a Performance Criteria).

(bb) “Performance Grant” means a right to receive an amount denominated in cash (but payable in cash or Company Stock) subject to the attainment of Performance Goals as set forth under Section 6.

(cc) “Performance Share” means a right to receive a share of Company Stock subject to the satisfaction of performance conditions as set forth in Section 7.

(dd) “Performance Share Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 9.

(ee) “Plan” and “Prior Plan” shall have the meanings set forth in Section 1.

(ff) “Plan Year” means the calendar year.

(gg) “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(hh) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; (iii) the cancellation of the Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right, or (iv) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for cash, other Company securities or any other Incentive Award; provided, however, that an adjustment pursuant to Section 20(a) or a cancellation and exchange that occurs pursuant to Section 20(b) shall not constitute a Repricing.

(ii) “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 8.

(jj) “Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 9.

(kk) “Retirement” means, unless otherwise provided in the Grant Agreement for a particular Award, a Participant’s termination of employment or other separation from service on or after age 65.

(ll) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(mm) “Service Provider” means an Employee, Consultant or Outside Director.

(nn) “Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 11.

(oo) “Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 11.

(pp) “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(qq) “Ten Percent Stockholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company.  Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(rr) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.  Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

3. General.   The following types of Awards may be granted under the Plan:  Performance Grants, Performance Shares, shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Options, or Stock Appreciation Rights.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Reserve.  Subject to Section 20 of the Plan, there shall be reserved for issuance under the Plan an aggregate total of (i) the 544,000 shares of Company Stock that were reserved and remained available for issuance (and not subject to an outstanding award) under the Prior Plan as of the Effective Date, plus (ii) the number of shares of Company Stock subject to outstanding awards under the Prior Plan as of the Effective Date that expire, are forfeited or terminate unexercised, unconverted, or undistributed thereafter (the “Total Share Reserve”). The maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is the same as the Total Share Reserve. For all purposes under the Plan, each stock-settled Stock Appreciation Right that is settled under the Plan shall be counted as one share of Company Stock against the Total Share Reserve.

(b) Share Use.  Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or that terminate unexercised, unconverted or undistributed may be subjected to a new Incentive Award under the Plan.  Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the Total Share Reserve: (i) Any shares of Company Stock retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award, (ii) shares issued upon the exercise, vesting or distribution under an Incentive Award, (iii) shares tendered by the Participant or withheld by the Employer in payment of the purchase price of an Option, (iv) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (v) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c) Plan Limits.  No more than 75,000 shares may be allocated to Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year.  The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $500,000.

(d) Assumed Awards.  Any shares of Company Stock that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company (or a Related Company) of, or in substitution for, outstanding awards previously granted by an acquired company (including a predecessor of the acquired company), or any direct or indirect parent thereof, in the case of persons that become Service Providers of the Company (or a Related Company) in connection with a business or asset acquisition or similar transaction, shall not be counted against the shares available for issuance under the Plan.

5. Eligibility.

(a) Incentive Awards.  All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan.  The Committee shall have the power and complete discretion, as provided in Section 21, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b) Director Awards.  All present and future Outside Directors shall be eligible to receive Director Awards pursuant to Section 13 of the Plan.

6. Performance Grants.

(a) The Committee may make Performance Grants to eligible Service Providers.  Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the threshold, target and maximum amounts payable under the award (as applicable), the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant.  The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document.  In the event of any conflict between such document and the Plan, the terms of the Plan shall control.  Performance Grants shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m).

(b) The Committee shall establish the Performance Goals for Performance Grants in accordance with and subject to the provisions of Section 12.

(c) Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable.  Any payment in Company Stock shall be based on the Fair Market Value of a share of Company Stock on the payment date.  The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

(d) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied.

7. Performance Shares.

(a) The Committee may grant Performance Shares to eligible Service Providers.  Whenever the Committee grants Performance Shares, notice shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the grant of Performance Shares is subject.  This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.  Performance Shares may or may not be intended to qualify as “performance-based compensation” for purposes of Code section 162(m).  If intended to so qualify, the award shall be governed by the provisions of Section 12 (without regard to any provisions in this Section 7 that are inconsistent with the provisions of Section 12).

(b)           The Committee shall establish the performance goals to which each award of Performance Shares shall be subject.  The performance goals need not be objective and may be based on any performance conditions selected by the Committee in its discretion.  The performance period with respect to an award shall not be less than twelve consecutive months in length and the performance goals with respect to such award may be established at any time after the start of such period in the Committee’s discretion.  The Committee may vary the performance and other terms and conditions from Participant to Participant, grant to grant and Taxable Year to Taxable Year.  The Committee may increase or decrease the threshold, target or maximum levels with respect to any performance goal after the start of a performance period in its discretion.

(c)           The Committee shall establish for each award the number of shares of Company Stock payable at specified levels of performance.  All determinations regarding the achievement of any performance goals will be made by the Committee.  The actual number of shares to be paid to a Participant under an award will be calculated by measuring the achievement of the performance goal(s) with respect to the performance criteria as established by the Committee.  All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties.

(d)           The Committee may reserve the right in a Grant Agreement to settle all or portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(e)           A Participant shall have no rights as a stockholder until shares of Company Stock are issued under the Performance Share award and all requirements with respect to the issuance of such shares have been satisfied.

8. Restricted Stock Awards.

(a) The Committee may grant Restricted Stock to eligible Service Providers.  Each award of Restricted Stock shall be evidenced by a Grant Agreement, which shall state the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse.  The terms and conditions may include the continued performance of services or the achievement of one or more Performance Goals or the achievement of other performance conditions measured on an individual, corporate or other basis, or any combination thereof.  The minimum vesting period for an award of Restricted Stock to an Employee or Consultant which vests based solely on continued service and the passage of time shall be three (3) years from the Date of Grant of the award, with vesting occurring on a graded (but no more frequently than annually) basis or cliff basis as determined by the Committee, and the minimum performance period for an award of Restricted Stock to an Employee or Consultant which vests based in whole or in part on the achievement of performance conditions shall be one (1) year; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant, the involuntary or constructive termination of the Participant’s employment or other service without cause, or the occurrence of an event relating to a Change in Control (as provided in Section 20). If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 12.

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a stockholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon.  Unless the Grant Agreement provides otherwise, (i) any stock dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of Restricted Stock, and (ii) any cash dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be reinvested in additional shares of Restricted Stock, subject to the same vesting conditions and transferability restrictions as the underlying shares of Restricted Stock, based on the Fair Market Value of a share of Company Stock on the dividend payment date.

(e) Upon issuance, the Company shall direct its registrar and transfer agent to make a book entry for the shares of Restricted Stock and no certificates representing the shares of Restricted Stock shall be issuable until the shares have vested and any restrictions on transferability have lapsed or been removed.

9. Performance Share Units and Restricted Stock Units.

(a)           The Committee may grant Performance Share Units and Restricted Stock Units to eligible Service Providers. Each award of Performance Share Units or Restricted Stock Units shall be evidenced by a Grant Agreement, which shall state the number of Performance Share Units or Restricted Stock Units granted and the terms and conditions to which the Performance Share Units or Restricted Stock Units are subject.

(b)           The Committee shall establish as to each award of Performance Share Units the terms and conditions upon which the Performance Share Units shall be earned, vest and be paid. The issuance and vesting of Performance Share Units may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof.  The minimum vesting period for an award of Restricted Stock Units to an Employee or Consultant which vests based solely on continued service and the passage of time shall be three (3) years from the Date of Grant of the award, with vesting occurring on a graded (but no more frequently than annually) basis or cliff basis as determined by the Committee, and the minimum performance period for an award of Restricted Stock Units or Performance Share Units to an Employee or Consultant which vests based in whole or in part on the achievement of performance conditions shall be one (1) year; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant, the involuntary or constructive termination of the Participant’s employment or other service without cause, or the occurrence of an event relating to a Change in Control (as provided in Section 20). If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 12.

(c)           Performance Share Units and Restricted Stock Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Share Units or Restricted Stock Units become payable. The delivery of Company Stock in payment of Performance Share Units or Restricted Stock Units may be subject to additional conditions established in the Grant Agreement.

(d) A Participant who receives Performance Share Units or Restricted Stock Units payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Share Units or Restricted Stock Units.  Unless otherwise provided in the Grant Agreement, dividend equivalents, if any, will be credited with respect to an award of Restricted Stock Units or Performance Share Units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units or Performance Share Units equal to the number of shares of Company Stock the Participant would have received in the dividend with respect to his or her Restricted Stock Units or Performance Share Units had the Restricted Stock Units or Performance Share Units been outstanding shares of Company Stock on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units or Performance Share Units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her Restricted Stock Units or Performance Share Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Stock on the dividend payment date, rounded down to the nearest whole share. Any additional Restricted Stock Units or Performance Share Units issued as dividend equivalents shall be subject to the same vesting and other terms and conditions as the underlying Restricted Stock Units or Performance Share Units.

10. Stock Options.

(a)           The Committee may grant Options to eligible Service Providers.  Each award of Options shall be evidenced by a Grant Agreement, which will state the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject.

(b)           The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 20 (regarding certain changes affecting Company Stock).  If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c)           Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant.  If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d)           Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.  Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)           Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f)           Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Stockholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g)           Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h)           A Participant who purchases shares of Company Stock under an Option shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i)           Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option.  The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, (i) unless prohibited by law, the Participant may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) the Participant may deliver shares of Company Stock for which the Participant thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) the Company may withhold from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate.  Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no shares shall be issued.

(j)           (i) No Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A.  Subject to the remaining part of this subsection (k), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above.  Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 20 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section.  In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

11. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible Service Providers.  Each award of Stock Appreciation Rights shall be evidenced by a Grant Agreement, which shall state the number of shares of Company Stock with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject.

(b)           Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the exercise price of the Stock Appreciation Right, which shall not be and, except as provided in Section 20 below, shall never become less than 100% of the Fair Market Value of a share of Company Stock on the Date of Grant.

(c)           Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d)           Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e)           Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f)           The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g)           Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.

(h)           Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(i)           A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

(j)           The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement.  The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.  Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(k)           A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(l)           Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(m)           (i) No Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A.  Subject to the remaining part of this subsection (n), (i) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above.  Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 20 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section.  In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

12. Incentive Awards Subject to Performance Goals. The following provisions shall apply to (i) all Performance Grants and (ii) any Performance Shares, Restricted Stock, Performance Share Units and Restricted Stock Units awards intended to qualify as “performance-based compensation” for purposes of Code section 162(m):

(a) The Committee shall establish the Performance Goals for the Incentive Award. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted with respect to any Incentive Award. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Incentive Award to Incentive Award and Taxable Year to Taxable Year. The Committee may increase, but not decrease, the minimum and target levels (but not increase the amount payable) with respect to any Performance Goals after the Date of Grant or start of the Performance Period, as applicable. However, the Committee shall adjust the Performance Goals, but only to the extent permitted pursuant to Code section 162(m), if it determines that non-recurring, unusual or non-operational items have materially affected the fairness of the Performance Goals and have unduly affected the Company’s ability to meet them, including without limitation, items such as the effects of currency fluctuations, items excluded from the calculation of earnings publicly reported by the Company in relation to an earnings announcement, asset write-downs, litigation or claim judgments or settlements, accruals for reorganizations and restructuring programs and the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results. In addition, Performance Goals shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

(b) The Committee shall establish for each Incentive Award the amount of cash or Company Stock payable or which will vest at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Incentive Award shall be awarded not later than 90 days after the start of the period to which the Incentive Award relates and shall be awarded prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Taxable Year the amount of cash or Company Stock that would otherwise be payable or vest upon achievement of the Performance Goal or Goals, but may reduce or eliminate the payments or scheduled vesting unless otherwise provided in the Incentive Award. The Committee may provide for an Incentive Award to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a Performance Goal or Goals, and for vesting and payment of Restricted Stock awards or Restricted Stock Unit awards, solely upon the Participant’s death, Disability, or the involuntary or constructive termination without cause of the Participant’s employment or other service following a Change of Control (as provided in Section 20).

(c) The actual payments to a Participant under an Incentive Award will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(d) The Company shall distribute amounts payable to Participants pursuant to Incentive Awards as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends (and subject to any deferred payment authorized by the Committee).

13. Outside Director Awards.  On the third business day following (i) the 2015 annual meeting of the Company’s shareholders and (ii) each of the four annual meetings thereafter (each, an “Annual Grant Date”), each Outside Director shall be granted shares of Restricted Stock without further action on the part of the Board or the Committee.  The number of shares of Restricted Stock awarded to an Outside Director on an Annual Grant Date shall be determined by dividing an amount equal to fifty percent (50%) of the total fees payable to the Outside Director for the Grant Year (as defined below), by the Fair Market Value of Company Stock on the Annual Grant Date, and rounding the result to the nearest whole share.  The term “Grant Year” shall mean in the twelve-month period beginning on the annual meeting date that immediately precedes the Annual Grant Date.  Each award agreement evidencing a grant of Restricted Stock pursuant to this Section 13 shall provide that the Restricted Stock will become fully vested, and the restrictions (as determined in accordance with Section 8(c)) applicable to such Restricted Stock shall lapse, (i) on the date of the first annual meeting of the Company’s shareholders that occurs after the Annual Grant Date (the “Next Annual Meeting Date”), if the Outside Director continuously serves as an Outside Director from the Annual Grant Date to the Next Annual Meeting Date or, (ii) if earlier, the date on which the first of the following events occur: the Outside Director dies or becomes Disabled, the first annual meeting of the Company’s shareholders following the Outside Director’s attainment of age 75, or a Change of Control of the Company (without regard to the restrictions described in Section 20(c)).

14. Applicable Withholding Taxes.  The Employer shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Employer, an amount sufficient to satisfy the Employer’s obligation to withhold Applicable Withholding Taxes with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Employer will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Incentive Award is made or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Incentive Award shares of Company Stock having a Fair Market Value on the date of withholding equal to the amount that the Employer determines is necessary to satisfy its withholding obligation. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15. Nontransferability.  Except as otherwise provided in this Section 15, by applicable law or by the terms of a Grant Agreement, (i) all Incentive Awards are non-transferable and shall not be subject in any manner to anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options and Stock Appreciation Rights shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Incentive Award shall be delivered only to (or for the account of) the Participant. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company upon forfeiture or cancellation of an Incentive Award or to pay the exercise price of an Option or to an Employer to pay Applicable Withholding Taxes; (b) transfers to or exercises by the Participant’s beneficiary in the event of a Participant’s death, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of Incentive Stock Options, to the extent such transfers are permitted by the Code); or (d) if the Participant is incapacitated, permitted transfers to or exercises on behalf of the Participant by his or her legal representative. The Committee may expressly provide in the Grant Agreement that an Incentive Award (other than an Incentive Stock Option) may be transferred to, exercised by and paid to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, for estate and/or tax planning purposes and in compliance with applicable securities laws.

16. Prohibition on Repricing.  The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the stockholders of the Company with respect to the proposed Repricing. No Option or Stock Appreciation Right may include provisions that “reload” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond what is the maximum period specified in the Plan and/or Grant Agreement.

17. Effective Date of the Plan.   The Plan shall become effective on June 4, 2015, provided that the Plan has been approved by the Company’s stockholders.  However, until the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable that, in either case, are not contingent on the occurrence of both such events.

18. Continuing Securities Law Compliance.  If at any time on or after the Effective Date, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met.   The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Right are extended during a period of suspension.  Shares of Company Stock issued and delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

19. Termination, Modification and Amendment.   If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the fifth anniversary of the date on which the Plan was approved by the Company’s stockholders.  No new Awards shall be granted under the Plan after the date on which the Plan terminates.  The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 16), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the stockholders of the Company.  Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder.  Except as provided in the preceding sentence, a termination or amendment of the Plan or of an Incentive Award shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

20. Change in Capital Structure.

(a) The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Non-Option Awards or Incentive Stock Options under Section 4, if any), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants.  The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) Notwithstanding anything to the contrary in Section 20(a), the provisions of this Section 20(b) shall apply to an outstanding Incentive Award if a Change of Control occurs. If the Company undergoes a Change of Control and (A) the Company is not the surviving entity and (B) the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to appropriately continue and assume the award following the Change of Control, or grant an equivalent substitute award effective no later than the occurrence of the Change of Control, then upon the Change of Control: (i) if the award is an Option or Stock Appreciation Right, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; and (ii) if the award is a Non-Option Award, it shall immediately vest fully and completely, and all restrictions shall lapse, and the award shall be paid or settled; provided, however, that if the award is performance-based, any payment under the award shall be computed based on the performance terms of the award and based on actual performance achieved to the date of the Change of Control. No acceleration of vesting, exercisability and/or payment of an outstanding Incentive Award shall occur in connection with a Change of Control if either (i) the Company is the surviving entity, or (ii) the successor to the Company (if any) (or a parent thereof) agrees in writing prior to the Change of Control to assume the award; provided, however, that individual awards may provide for acceleration under these circumstances as contemplated by Section 20(c) below. If an Option or Stock Appreciation Right is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to the Change of Control and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to appropriately continue and assume the award following the Change of Control, or grant an equivalent substitute award effective no later than the occurrence of the Change of Control, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change of Control and based upon the then Fair Market Value of a share of Company Stock). An Option or Stock Appreciation Right so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an Option or Stock Appreciation Right, then upon the Change of Control such Option or Stock Appreciation Right shall terminate; provided that the Participant shall be given reasonable notice of such intended termination and an opportunity to exercise the Option or Stock Appreciation Right prior to or upon the Change of Control.

(c) In addition, the may Committee in its discretion include provisions in any Incentive Award requiring that the Incentive Award (or any substitute award granted in its place) be treated in the same manner as described in Section 20(b) if, on or after the occurrence of  a Change of Control, the Participant’s employment or other service involuntarily or constructively terminates without cause.  If contained in an award, those provisions shall be controlling in the event of any inconsistency. The occurrence of a particular Change of Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change of Control.  Except as otherwise provided in Section 20(b) or in Section 13 (regarding annual Restricted Stock awards to Outside Directors), the Committee may not provide that an award will be treated in the manner described in Section 20(b) solely on account of the occurrence of a Change in Control.

(d) Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

21. Administration of the Plan.

(a) The Plan shall be administered by the Committee.  Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 20;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii) to delegate, to the extent permitted by applicable law, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of section 16 of the Act or to “covered employees” within the meaning of Code section 162(m)); and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b) The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws or as provided in Section 20.

(c) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) The Committee (or any subcommittee established thereunder to administer the Plan) shall meet at such times and places as it determines a majority of the members of the Committee (or subcommittee) shall constitute a quorum, and all actions of the Committee (or subcommittee) shall be taken by a majority of the members present.  Any action may be taken by the Committee (or subcommittee) in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(e) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 21(a)(viii) above.  Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

(f) In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(g) Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Incentive Award shall be terminated, canceled, forfeited or suspended, which may include, without limitation, (i) competing with the Company or participating in any enterprise that competes with the Company; (ii) using or disclosing, other than as expressly authorized by the Company or a Related Company, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Related Company; and (iii) soliciting any employee or customer of the Company or a Related Company. Notwithstanding the foregoing or any other provision of the Plan or a Grant Agreement, all Incentive Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion, to the extent consistent with such Participant’s employment agreement, if any. Additionally, any Incentive Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

22. Notice.   All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

23. No Effect on Other Plans.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

24. Interpretation.   The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m).  The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code.  This Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements.  If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.  The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia and applicable federal law.

25. No Employment/Service Rights.  Nothing in the Plan or any Incentive Award shall confer upon any Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Company employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s service at any time for any reason, with or without cause.

26. Beneficiary.  A Participant may designate a beneficiary to receive benefits due under an Incentive Award, if any, upon the Participant’s death. Designation of a beneficiary shall be made by execution of a form approved or accepted by the Committee. In the absence of a valid beneficiary designation, a Participant’s surviving spouse, if any, and if none, the Participant’s estate, shall be the beneficiary. A Participant may change a prior beneficiary designation made under this Section 26 by a subsequent execution of a new beneficiary designation form. The change in beneficiary will be effective upon receipt by the Committee. Any payment made to a beneficiary under this Plan in good faith shall fully discharge the Company and any Related Company from all further obligations with respect to that payment. If the Committee has any doubt as to the proper beneficiary to receive a payment under this Plan, the Committee shall have the right to withhold such payment until the matter is fully adjudicated. In making any payment to or for the benefit of any minor or an incompetent Participant or beneficiary, the administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, representative, relative or other person shall be a complete discharge of the Company and any Related Company’s obligations under the Plan. The Company shall have no responsibility to see to the proper application of any payment so made. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

27. Unfunded Plan.  This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Company Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Company Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Company Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Incentive Award of cash, Company Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Grant Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Incentive Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Grant Agreement.

28. Section 409A.  The Plan and any Incentive Awards granted hereunder that provide for a deferral of compensation for purposes of Code section 409A are intended to comply with the applicable provisions of Code section 409A and shall be interpreted to the maximum extent possible in accordance with such intent. With respect to any Incentive Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms on a Participant’s termination of employment or other service, (i) any references herein and in the Participant’s Grant Agreement to the Participant’s termination of employment or other service shall refer to the Participant’s “separation from service,” as defined in Code section 409A; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined in Code section 409A), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 28 shall be paid and any amounts that remain to be paid under the Incentive Award shall be paid in accordance with the terms hereof and of the Grant Agreement.

ANNUAL MEETING OF SHAREHOLDERS OF

HOOKER FURNITURE CORPORATION

June  4, 2015

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material,  statements and  other  eligible  documents online,  while  reducing  costs, clutter  and paper waste. Enroll today  via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be Held on Thursday, June 4,  2015:

The Company's Proxy Statement and Annual Report  to Shareholders are  available at
http://tinyurl.com/hoftproxy2015 or http://www.astproxyportal.com/ast/25490

Please complete, sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
(1) Election of Directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES ○Paul B. Toms, Jr. ○W. Christopher Beeler, Jr. ○John L. Gregory, III ○E. Larry Ryder ○David G. Sweet ○Henry G. Williamson, Jr.

(2)   Approve  the  2015  amendment and  restatement of the  Hooker Furniture Corporation Stock  Incentive Plan.

(3)   Ratify the selection of KPMG LLP as the Company’s independent registered   public   accounting   firm   for  the   fiscal   year   ending January 31, 2016.

(4)   Advisory vote to approve named executive officer compensation.

(5)    In their discretion the  proxies are  authorized to vote  upon  such other  matters as may come  before the meeting or any adjournment thereof.

FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here:  ●
All as more particularly described in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on June 4, 2015, receipt of which is hereby acknowledged.

THIS  PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY  THE UNDERSIGNED  SHAREHOLDER. IF  NO  CHOICE  IS  SPECIFIED  BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” THE 6 DIRECTOR NOMINEES LISTED IN ITEM (1), “FOR” ITEMS (2), (3) AND (4), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or  act  with  respect to  such  stock and  hereby ratifies  and  confirms  all  that  said proxies, their substitutes or any of them  may lawfully do by virtue hereof.

To change your address on the account please check the box at right and indicate your new  address in the address space above.  Please note that the changes to the registered name(s) on the account may not be submitted via this method. o

Please promptly complete, sign, date and mail this Proxy Card in the enclosed envelope. No postage is required.
Signature of Shareholder___________________________ Date: _______________		Signature of Shareholder ___________________________ Date: _______________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY

HOOKER FURNITURE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For the Annual  Meeting  of Shareholders called for Thursday, June  4, 2015

The undersigned hereby appoints Paul B. Toms, Jr. and Paul A. Huckfeldt, or either of them, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Hooker Furniture Corporation (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s Corporate Office at 440 East Commonwealth Boulevard, Martinsville, Virginia, on Thursday, June 4, 2015 at 1:00P.M., and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present.  Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters on the reverse side:

(Continued and to be completed, dated and signed on reverse side.)